Exhibit 4.1

ARES CORE INFRASTRUCTURE FUND

Subscription Booklet

Name of Investor:

Please complete and submit a copy by email to: Ares Core Infrastructure Fund Email: WMSoperations@aresmgmt.com

If the prospective investor does not wish to subscribe for common shares of beneficial interest of Ares Core Infrastructure Fund, a Delaware statutory trust (the “Fund”), or if the prospective investor’s subscription is rejected, please return this Subscription Booklet, the Fund’s Confidential Private Placement Memorandum (as supplemented from time to time, the “Memorandum”), the Fund’s Declaration of Trust (as amended from time to time, the “Declaration of Trust”), the Fund’s bylaws (as amended from time to time, the “Bylaws”), the Investment Advisory Agreement between the Fund and Ares Capital Management II LLC (the “Adviser”) (as amended from time to time, the “Advisory Agreement”) and the Administration Agreement between the Fund and Ares Operations LLC (as amended from time to time, the “Administration Agreement”) (such Memorandum, Declaration of Trust, Bylaws, Advisory Agreement and Administration Agreement are collectively referred to herein as the “Fund Documents”) to the Adviser. The Fund Documents may not be reproduced, duplicated or delivered, in whole or in part, to any other person (other than confidentially to legal counsel and professional advisors of prospective investors) without the prior written consent of the Adviser.

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ARES CORE INFRASTRUCTURE FUND

INSTRUCTIONS

This Subscription Booklet (which includes the Subscription Agreement, Exhibits and Appendices hereto) relates to the offering of common shares of beneficial interest (the “Shares”) in Ares Core Infrastructure Fund, a Delaware statutory trust (the “Fund”), which intends to make an election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to electing to be regulated as a BDC, the Fund will operate as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the 1940 Act. Each prospective investor should read the Fund’s Confidential Private Placement Memorandum (as supplemented from time to time, the “Memorandum”) and the Fund’s Declaration of Trust (as amended from time to time, the “Declaration of Trust”), the Fund’s bylaws (as amended from time to time, the “Bylaws”), the Investment Advisory Agreement between the Fund and Ares Capital Management II LLC (the “Adviser”) (as amended from time to time, the “Advisory Agreement”) and the Administration Agreement between the Fund and Ares Operations LLC (as amended from time to time, the “Administration Agreement”) (such Memorandum, Declaration of Trust, Bylaws, Advisory Agreement and Administration Agreement are collectively referred to herein as the “Fund Documents”).

Each Investor must complete all of the information required in this Subscription Booklet in the manner described below. For purposes hereof, the “Investor” is the person or entity for whose account the Shares are being purchased. If this Subscription Agreement is being completed by a nominee, custodian or trustee on behalf of an Investor, please refer to Section 10(y) of the Subscription Agreement.

Please note:

1.	Each Investor must complete and execute one (1) counterpart signature page to the Subscription Agreement.

2.	Each Investor must complete one (1) copy of the Investor Information Sheet.

3.	Each Investor must complete and, where required, execute one (1) copy of each of Exhibits A – D.

4.	Each Investor that is resident in Canada must complete one (1) copy of Exhibit E.

5.	Each Investor must read the “Privacy Notice” provided under separate cover.

6.	Each Investor must execute and deliver the applicable U.S. Internal Revenue Service withholding Form W-9, W-8BEN, W-8BEN-E, W-8EXP, W-8IMY or W-8ECI. The relevant forms are available at www.irs.gov. If delivering a Form W-8IMY, the Investor must deliver the foregoing applicable executed withholding forms for each of its beneficial owners. Failure to include a properly completed and executed tax form may result in amounts being withheld for taxes at the maximum applicable rates when a lower rate might have applied if the appropriate tax form had been included.

7.	Each Investor must complete one (1) copy of the Know Your Customer ("KYC") Questionnaire provided separately.

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8.	Each Investor must include with its Subscription Booklet (a) a copy of the Investor’s list of authorized signatories (or similar document evidencing the authority of the signatory to act on behalf of and bind the Investor), (b) a copy of its certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing, dated within the last six months), (c) an incumbency certificate attesting to the title of the individual executing the Subscription Agreement on behalf of the Investor, and (d) such other organizational documents as the Adviser may reasonably request, after considering the Investor’s organizational structure, in order for the Adviser to comply with its internal policies and procedures, and any relevant provision of applicable laws, rules or regulations. If any documents are signed for you by your attorney-in-fact or by you as attorney-in-fact for the Investor, you must provide a copy of the power of attorney. In addition, each Investor, upon request of the Adviser, may be required to provide additional information related to its beneficial owners for applicable anti-money laundering and “know your customer” purposes.

9.	Each Investor must email a copy of the completed and executed Subscription Booklet, all tax documents and any requested “know your customer” information to Ares Core Infrastructure Fund at WMSoperations@aresmgmt.com.

10.	Each Investor must execute and deliver the applicable Ares Management Capital Markets LLC Questionnaire with its Subscription Booklet, copies of which are attached as Appendix 1 and Appendix 2.

11.	Each Investor that wishes to consent to the electronic delivery of Form 1099-DIV must execute and deliver a copy of Appendix 4.

12.	Each Investor must execute and deliver the written consent attached as Appendix 5.

13.	Each Investor must execute and deliver the supplemental tax-related representations and warranties attached as Appendix 6.

14.	Each Investor that is a natural person, and/or the purchase of Shares by the Investor is for personal, family or household purposes, must read the “Ares Management Capital Markets, LLC Form CRS Customer Relationship Summary” attached as Appendix 7.

15.	If the Investor is a natural person, the Investor must include with its Subscription agreement a copy of the Investor’s driver’s license.

16.	After receipt of a completed Subscription Booklet (including the executed Subscription Agreement and all applicable Exhibits, Appendices and related documents), the Adviser or its legal counsel will contact the Investor if such documents are incomplete, if the Investor is not eligible to subscribe for Shares, if the Adviser requires additional information about the Investor or its beneficial owners, or if the Investor’s requested amount of investment has been reduced.

17.	After the closing of the Investor’s purchase and sale of Shares, if the Investor’s subscription is accepted (in whole or in part), the Investor will be provided with a copy of the Subscription Agreement countersigned by the Adviser.

Inquiries regarding Fund Documents or completion of the Subscription Booklet should be directed to Ares Core Infrastructure Fund at WMSoperations@aresmgmt.com.

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FAILURE TO COMPLY WITH THE INSTRUCTIONS CONTAINED HEREIN WILL CONSTITUTE AN INVALID SUBSCRIPTION THAT MAY RESULT IN THE REJECTION OF AN INVESTOR’S SUBSCRIPTION REQUEST.

Securities offered in the U.S. and Canada through Ares Management Capital Markets, LLC, member FINRA, SIPC. Ares Management Capital Markets, LLC is a wholly-owned subsidiary of Ares Management LLC.

For assistance with checking the background of a broker or brokerage firm, or an investment adviser or investment representative, call the FINRA BrokerCheck Hotline at (800) 289-9999.

FINRA Regulation Website: www.finra.org

In addition, please be aware that available on the FINRA website is an investor brochure that includes information describing the FINRA BrokerCheck resource.

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INVESTOR CHECKLIST

Each Investor should carefully read and utilize this checklist to ensure that they have completed this Subscription Agreement properly. Use of this checklist is not required and is included only to serve as a guide for Investors.

☐	Read the Subscription Agreement.

☐	Sign the “Investor Signature Page”, type or clearly print your requested Commitment amount and answer each of the questions on the page.

☐	Complete the “Investor Information Sheet.”

☐	Select each category on Exhibit A (“Accredited Investor Status”) that describes you.

☐	Select each category on Exhibit B (“1940 Act Matters”) that describes you.

☐	Select the answer to each category on Exhibit C (“Plan Investor Representations”) that describes you.

☐	Answer either “True” or “False” on Exhibit D (“Rule 506(d) ‘Bad Actor’ Status”).

☐	If you are resident in Canada, initial or otherwise indicate all categories listed on Exhibit E (“For Canadian Investors Only”) that describes you.

☐	If you are an Institutional Account, complete and sign Appendix 1 (the “Institutional Account Questionnaire”).

☐	If you are a Retail Investor, complete and sign Appendix 2 (the “Retail Investor Questionnaire”) and if you are a natural person Retail Investor and choose to designate a delegate that Ares may contact on your behalf, complete and sign Appendix 3 (the "Retail Investor Trusted Contact Person Form").

☐	If you have elected to receive your U.S. Internal Revenue Service Form 1099-DIV through electronic delivery on the Investor Signature Page, please sign Appendix 4 (“Consent to Electronic Delivery of U.S. Internal Revenue Service Form 1099-DIV and Disclosure Statement”).

☐	Read and sign Appendix 5 (the “Shareholder Consent”).

☐	Complete the supplemental tax-related representations and warranties contained in Appendix 6.

☐	If you are a natural person and/or the purchase of Shares by you is for personal, family or household purposes, read Appendix 7 ("Ares Management Capital Markets LLC Form CRS Customer Relationship Summary").

☐	Submit the applicable U.S. Internal Revenue Service withholding form.

☐	Complete and execute the KYC Questionnaire and provide the required KYC documentation.

☐	If you are a natural person, provide a copy of your driver’s license.

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SUBSCRIPTION AGREEMENT

THE SHARES (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. SHARES IN THE FUND (AS DEFINED BELOW) ARE BEING OFFERED AND SOLD TO INVESTORS WHO ARE BOTH (I) “ACCREDITED INVESTORS” AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT, AND (II) “QUALIFIED PURCHASERS” AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT. THERE IS CURRENTLY NO PUBLIC MARKET FOR THE SHARES AND THERE CAN BE NO ASSURANCE THAT SUCH MARKET WILL DEVELOP IN THE FUTURE. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THIS SUBSCRIPTION AGREEMENT AND UNLESS THE SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS THEREUNDER.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING OF THE SHARES, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

To: Ares Core Infrastructure Fund
c/o Ares Capital Management II LLC
245 Park Avenue, 44th Floor
New York, NY 10167

Ladies and Gentlemen:

Reference is made to the Confidential Private Placement Memorandum dated June 2024 (as amended and/or supplemented from time to time, the “Memorandum”), relating to the offering of common shares of beneficial interest, par value $0.01 per share (the “Shares”), of Ares Core Infrastructure Fund, a Delaware statutory trust (the “Fund”), the Fund’s Declaration of Trust (as amended from time to time, the “Declaration of Trust”), the Fund’s bylaws (as amended from time to time, the “Bylaws”), the Investment Advisory Agreement between the Fund and Ares Capital Management II LLC (the “Adviser”) (as amended from time to time, the “Advisory Agreement”) and the Administration Agreement between the Fund and Ares Operations LLC (the “Administrator”) (as amended from time to time, the “Administration Agreement”) (such Memorandum, Declaration of Trust, Bylaws, Advisory Agreement and Administration Agreement are collectively referred to herein as the “Fund Documents”) in the forms heretofore furnished to the undersigned. The Fund intends to make an election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to electing to be regulated as a BDC, the Fund will operate as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the 1940 Act (a “3(c)(7) Fund”). Capitalized terms used, but not defined, herein shall have the respective meanings given them in the Fund Documents. For the avoidance of doubt, reference to the “Adviser” shall include any successor or additional Adviser, in its capacity as an adviser of the Fund.

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1.            Subscription for Shares. Subject to the terms and conditions set forth in this Subscription Agreement (including the Exhibits and Appendices hereto, this “Subscription Agreement”), the undersigned subscribing investor (the “Investor”) hereby (a) agrees to purchase Shares from the Fund, makes a commitment to contribute capital to the Fund in the amount set forth on the signature page below, above the line, “Amount of Commitment” and agrees to contribute capital to the Fund with respect to such commitment, and make such other capital contributions and payments to the Fund as provided for in the Memorandum and Fund Documents, in the manner and at the times provided in the Memorandum and Fund Documents and (b) agrees to be admitted to the Fund as a shareholder of the Fund (“Shareholder”). The minimum Capital Commitment (as defined below) in the 3(c)(7) Fund is $1 million, although lesser amounts may be accepted at the sole discretion of the Adviser pursuant to Section 12. For purposes of this Subscription Agreement and the Fund Documents, the Investor’s "Commitment" shall be the amount of the capital commitment (“Capital Commitments”) accepted by the Fund.

2.            Closings. The closing of the Investor’s subscription for the Shares (the “Closing”) shall take place on the date that this Subscription Agreement is first accepted in whole or in part by the Fund (such date being the date filled in by the Fund on the signature page hereto). Investors will be asked to provide Capital Commitments that will be drawn down by the Fund, at the discretion of the Adviser. On the Drawdown Date (as defined below) corresponding with the Investor’s initial Drawdown Purchase (as defined below), assuming the Closing has taken place, the Investor shall be registered as a Shareholder. After the date of the initial Closing, the Fund may, at the Adviser’s sole discretion, hold one or more subsequent closings on such dates as the Adviser determines. Following the Fund's BDC Election, at such time as determined in our sole discretion, the Fund intends to commence closings on a monthly basis, in connection with which the Fund will issue Shares for immediate cash investment.

3.            Drawdowns.

(a)           With respect to drawdowns by the Fund, each Investor will be required to fund drawdowns to purchase Shares (each such purchase, a “Drawdown Purchase”) up to the amount of their respective Capital Commitment following delivery by the Fund of a notice of a drawdown (a “Drawdown Notice”). Drawdown Notices will be delivered to each Investor at least ten (10) calendar days prior to the date on which contributions will be due (each such date, a “Drawdown Date”) setting forth (i) the amount of the Drawdown Purchase for such Investor, (ii) the Drawdown Date, (iii) the aggregate amount of capital that is being drawn down from all shareholders of the Fund, (iv) the Investor’s share of capital drawn and (v) wire instructions for funding of the Drawdown Purchase. All purchases pursuant to a Drawdown Notice will generally be made pro rata, in accordance with the remaining Capital Commitments of all Investors. To accommodate legal, tax, regulatory or fiscal concerns, the Fund may determine to allow certain Investors to fully fund their Capital Commitment at one point in time, in lieu of sequential drawdowns of their Capital Commitment as described in this Section 3. In particular, the Fund retains the right, at the Adviser’s sole discretion, to call Drawdown Purchases on a non-pro rata basis as the Adviser deems necessary or desirable, including to prevent the assets of the Fund from constituting “plan assets” for the purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or to allow an Investor with an Undrawn Capital Commitment (as defined below) in an amount equal to less than 10% of its original Capital Commitment to subscribe for its full Undrawn Capital Commitment. No Investor shall be required to invest more than the total amount of its Capital Commitment.

(b)          The initial price of Shares is $25.00 per share on the initial Drawdown Date, which is generally expected to be the date of the Closing. For each subsequent Drawdown Date, the price per Share shall equal the Fund’s then-current net asset value (“NAV”) per Share as of the end of the most recently completed month-end prior to the applicable Drawdown Date, subject to any limitations of Section 23 of the 1940 Act, (which generally prohibits the Fund from issuing shares at a price below the then-current NAV per Share as determined within 48 hours, excluding Sundays and holidays, of such issuance). No Investor shall be required to invest more than the total amount of its Capital Commitment.

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(c)           Each Drawdown Purchase amount shall be payable in U.S. Dollars and in immediately available funds. Payment of a Drawdown Purchase shall be made on or prior to the applicable Drawdown Date and as promptly as possible after delivery of a Drawdown Notice. The delivery of a Drawdown Notice to the Investor shall be the sole and exclusive condition to its irrevocable and unconditional obligation to pay the amount of such Drawdown Purchase, without any right of offset, reduction, counterclaim or defense.

(d)          Concurrent with any payment of all or a portion of the amount of a Drawdown Purchase, the Fund shall issue to the Investor a number of Shares equal to (i) the amount of such Drawdown Purchase funded by the Investor on the applicable Drawdown Date divided by (ii) the NAV per Share as of such Drawdown Date. For the avoidance of doubt, the Fund shall not issue Shares for any portion of the Investor’s Capital Commitment that has not been paid to the Fund and used to purchase Shares pursuant to one or more Drawdown Notices (the “Undrawn Capital Commitment”).

(e)           The Fund will have the right (a "Limited Exclusion Right") to exclude any Shareholder (such Shareholder, an "Excused Shareholder") from purchasing Shares from the Fund if, in the sole discretion of the Fund, there is a substantial likelihood that such Shareholder's purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Shareholder, the Fund, the Adviser, any other Shareholder or a portfolio company would be subject, (ii) subject the Fund, the Adviser or any other Shareholder or a portfolio company to any material filing requirement or regulatory requirement or material tax or withholding requirement, or jeopardize the ability of the Fund to claim any tax credits, accelerated depreciation or other tax benefits as determined in the reasonable discretion of the board of trustees of the Fund (the "Board"), (iii) cause the assets of the Fund to be considered "plan assets" for the purposes of ERISA or Section 4975 of the Code or (iv) impair, delay or otherwise have an adverse impact on the ability of the Fund to make or continue to hold an investment or require the Adviser to modify the terms of an investment in a manner materially adverse to the Fund.

(f)           The Investor acknowledges and agrees that the Fund may, in its sole discretion, from time to time require Drawdown Purchases from other subscribers and not the Investor. Accordingly, Drawdown Notices may be issued to only certain Investors and Shareholders of the Fund (including or excluding the Investor) from time to time and require a purchase of Shares by such investors in amounts determined by the Fund in its sole discretion.

(g)          The Investor specifically agrees and consents that the Fund may, at any time, without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, Transfer (as defined below) its right to draw down capital from the Investor pursuant to this Section 3, the Fund’s right to receive the Drawdown Purchase (and any related rights of the Fund), to lenders or other creditors of the Fund, in connection with any indebtedness, guarantee or surety of the Fund; provided, that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Fund’s right to draw down capital pursuant to this Section 3.

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(h)          In connection with any credit facility, each Investor, subject to the other terms of this Subscription Agreement, (i) acknowledges and confirms that (1) under the terms of and subject to the limitations and conditions set forth in this Subscription Agreement, such Investor is and shall remain obligated to fund its unfunded Capital Commitment required on account of capital calls duly made in accordance with the terms of this Subscription Agreement, without setoff, counterclaim or defense, including without limitation any defense of fraud or mistake, or any defense under any bankruptcy or insolvency law, including Section 365 of the U.S. Bankruptcy Code; provided that such agreement to fund, without defense, counterclaim or offset, shall not act as a waiver of any claim such Investor may have against any other Investor, the Fund, the Adviser or a lender under any such credit facility (a “Lender”); (2) this Subscription Agreement constitute such Investor’s legal, valid and binding obligation, enforceable against such Investor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and to general principles of equity; and (3) the Lender is extending credit to the Fund in reliance on such Investor’s funding of its Capital Commitments as such Lender’s primary source of repayment; (ii) agrees that such Investor will honor capital calls made by a Lender, or any agent acting on behalf of such Lender (an “Agent”), in accordance with the terms of this Subscription Agreement; (iii) acknowledges and consents to the pledge of assets of the Fund, including, without limitation, security (including an assignment by way of security) granted by the Fund over all or a portion of the Fund’s rights contained the Fund Documents and this Subscription Agreement, the right to deliver written notices of a call for capital contributions and receive additional capital contributions and enforce all remedies against Investors that fail to fund their respective unfunded Capital Commitments in accordance with the terms of this Subscription Agreement; (iv) acknowledges and consents that for so long as any credit facility is in place, the Fund may agree with the Lender not to amend, modify, supplement, cancel, reduce or suspend any of such Investor’s obligations to fund its Capital Commitment or other payment obligations under this Subscription Agreement or the Fund Documents without the Lender’s prior written consent; (v) acknowledges and confirms that, for so long as the credit facility is in place, all payments made by such Investor under this Subscription Agreement will, if the Lender so directs, be made by wire transfer of immediately available funds to an account established by the Fund which the Fund may also pledge to any Lender for the benefit of the Lender to secure all obligations of the Fund under the credit facility, including the payment obligations relating to loans made under the credit facility; and (vi) acknowledges and agrees that (1) any excuse right, exclusion right or other limitation with respect to any Drawdown Purchase shall not be applicable with respect to any capital call the purpose of which is to repay amounts due under the credit facility, regardless of whether the related capital call is issued by the Lender under the credit facility; and (2) in the event such Investor is entitled to Transfer its Shares or withdraw from the Fund pursuant to any provision of this Subscription Agreement, prior to the effectiveness of such Transfer or withdrawal, as applicable, such Investor shall be obligated to fund such Drawdown Purchase as may be required under the terms of the credit facility as a result of such Transfer or withdrawal (but in no event in excess of such Investor’s unfunded Capital Commitment). For the avoidance of doubt, for all purposes under this Subscription Agreement, payments made by Investors directly to a Lender, Agent or account pursuant to written notice of a call for capital contribution issued in accordance with this Section 3(h) shall be treated as if such payments had been made directly to the Fund by the Investors pursuant to a written notice of a call for capital contribution issued by the Adviser, and the Adviser shall make such adjustments as necessary or appropriate to effect such treatment.

4.            Remedies Upon Drawdown Purchase Default. In the event that the Investor (the “Defaulting Investor”) fails to make a Drawdown Purchase after receiving a Drawdown Notice, as applicable, and such default remains uncured for a period of ten (10) days after the applicable Drawdown Date, then, in addition to all other legal remedies available to the Fund, the Fund shall be permitted to pursue one or any combination of the following remedies:

(a)           the Fund may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date;

(b)          the Fund may cause such Defaulting Investor to Transfer up to 100% of its Shares to a third party for a price that is less than the NAV of such Shares; and/or

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(c)           one-third of the Shares then held by the Defaulting Investor may be automatically forfeited and Transferred on the books of the Fund to the other Shareholders in the Fund (other than any other Defaulting Investors) pro rata in accordance with their respective number of Shares held; provided, that no Shares shall be Transferred to any other Shareholders of the Fund pursuant to this Section 4(c) in the event that such Transfer would (i) violate the Securities Act, the 1940 Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Fund or such Transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code, or (iii) cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any other subscriber from receiving a partial allocation of its pro rata portion of Shares); and provided, further, that any Shares that have not been Transferred to one or more other Shareholders of the Fund pursuant to the previous proviso shall be allocated among the participating Shareholders pro rata in accordance with their respective number of Shares held. The mechanism described in this Section 4(c) is intended to operate as a liquidated damage provision since the damage to the Fund and the other Shareholders of the Fund resulting from a default by the Defaulting Investor is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Investor agrees to this Section 4(c) and acknowledges that the automatic Transfer of one-third of its Shares constitutes a reasonable liquidated damages remedy for any default of its obligations to fund a Drawdown Purchase.

(d)          The Fund will be authorized to issue additional Drawdown Notices to non-Defaulting Investors to make up for any shortfall caused by a Defaulting Investor’s failure to fund any Drawdown Notice, provided that no Investor will be obligated to fund more than its then unfunded Capital Commitment.

5.            Distribution Reinvestment Plan. The Fund has adopted an “opt out” distribution reinvestment plan that provides for automatic reinvestment of dividends and other distributions in additional whole and fractional Shares, unless an Investor elects to receive cash distributions. A Shareholder may elect to receive its entire dividend in cash by notifying the Adviser in writing no later than ten (10) days prior to the record date for dividends or other distributions to Shareholders. The Investor agrees and acknowledges that any dividends or other distributions received by it or reinvested by the Fund on its behalf will have no effect on the determination of the amount of its Undrawn Capital Commitment.

6.            Limitations on Transfer. The Investor may not Transfer its Capital Commitment without the express written consent of the Fund, which may be granted or withheld in the sole discretion of the Adviser. The Investor may not Transfer any of its Shares unless the Transfer is made in accordance with Applicable Securities Laws (as defined below) and is otherwise in compliance with the transfer restrictions set forth in Annex 1. The Investor agrees that hedging transactions in the Shares may not be conducted except in compliance with the Securities Act. No Transfer will be effectuated except by registration of the Transfer on the Fund’s books. “Transfer” (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly.

7.            1940 Act Matters. The Investor understands that (i) as of the date of this Agreement, the Fund has not registered as an investment company under the 1940 Act or made an election to be regulated as a business development company ("BDC") under the 1940 Act (a "BDC Election"), (ii) the Fund intends, in its sole discretion and without further action or the consent of the Investor, to pursue and take any and all actions necessary to effect a BDC Election, and (iii) the Investor will not be afforded the protections provided to investors in BDCs by the applicable provisions of the 1940 Act unless and until the BDC Election is made. Prior to the BDC Election, except as expressly indicated on Exhibit A, the Investor was not formed or reformed (as interpreted under the 1940 Act) for the specific purpose of making an investment in the Fund.

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8.            Non-Exchange Traded, Perpetual-Life Business Development Company. The Fund intends to make a BDC Election. The Fund intends to operate as a privately-placed, perpetual life BDC. As a privately-placed BDC, the Shares will not be listed for trading on a stock exchange or other securities market. As a perpetual-life BDC, the Fund will be an investment vehicle of indefinite duration that does not intend to complete a liquidity event within any specific time period, if at all, and whose Shares are intended to be sold by the Fund monthly on a continuous basis at a price generally equal to the Fund's NAV per Share as of the last calendar day of the applicable month. In its perpetual life structure, the Fund may offer Investors an opportunity to have it repurchase their Shares on a quarterly basis, but is not obligated to offer to repurchase in any particular quarter (or at all) in its discretion. Beginning no later than the second full calendar quarter after the Fund holds the first Closing following the BDC Election, the Fund intends to commence a share repurchase program ("Share Repurchase Program"). Under the Share Repurchase Program, to the extent the Shares being repurchased by the Fund have not been outstanding for at least one year, the Fund reserves the right to apply an early repurchase deduction to the applicable Shares by deducting 2.00% from the Fund's NAV per Share as of the last calendar day of the applicable month (such deduction the "Early Repurchase Deduction"). Aside from the potential for limited liquidity offered by quarterly Share repurchases, Investors generally should not expect to be able to sell their Shares regardless of how well the Fund performs.

9.            Certain 1940 Act-Related Approvals. By executing this Agreement, the Investor, as a Shareholder of the Fund, exercises a vote in favor, and approves of the following actions of the Fund:

(a)           The Fund's BDC Election.

(b)           The election of the Trustees, as noted in Appendix 5 attached hereto, to serve on the Board following the BDC Election.

(c)           The Fund's maintenance of the minimum "asset coverage" ratio of 150% as permitted by the 1940 Act. "Asset coverage" has the meaning set forth in Section 18(h) of the 1940 Act and generally is a company's total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness and, if applicable, preferred stock.

(d)           The Fund's submission of an offer to Shareholders to repurchase all of the Shares owned by Shareholders as of the date the Shareholders approve the Fund's proposal to reduce the Fund's minimum "asset coverage" ratio to 150% (the "Repurchase Offer"). By executing this Agreement, the Investor, as a Shareholder of the Fund, agrees to decline to submit any Shares for repurchase pursuant to the Repurchase Offer.

(e)           The Fund's entry into the Advisory Agreement between the Fund and the Adviser, which will continue in effect following the BDC Election. Pursuant to the Advisory Agreement, the Fund will pay to the Adviser an annual base management fee (the "Management Fee"), and incentive fee (the "Incentive Fee") and provide the services outlined in the Advisory Agreement contained in Exhibit A of Appendix 5 attached hereto.

For the avoidance of doubt the Investor: (i) acknowledges that the 1940 Act allows a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met, (ii) approves, by executing this Agreement, a proposal that allows the Fund to reduce its asset coverage to 150% and agrees not to submit any of its Shares for repurchase under the Repurchase Offer as a result of such reduced asset coverage ratio, (iii) agrees that the Fund's asset coverage ratio is, or will be, 150% as permitted by the 1940 Act, (iv) agrees to execute the shareholder consent in Appendix 5 attached hereto (the "Shareholder Consent") approving the items enumerated in this Section 9, including the appointment of the Trustees to serve on the Board following the BDC Election, and (v) approves, by executing this Agreement and the Shareholder Consent, the Advisory Agreement contained in Exhibit A of the Shareholder Consent.

Proprietary and Confidential

10.           Representations of the Investor. The Investor hereby represents and warrants to, and agrees with, the Fund as follows:

(a)           Suitability. THE INVESTOR HAS READ CAREFULLY AND UNDERSTANDS THE FUND DOCUMENTS, INCLUDING THE SECTION OF THE MEMORANDUM ENTITLED “RISK FACTORS,” AND ACKNOWLEDGES THAT IT HAS BEEN ADVISED TO CONSULT WITH (AND HAS CONSULTED TO THE EXTENT THE INVESTOR DEEMS APPROPRIATE) ITS OWN ATTORNEY, ACCOUNTANT, TAX ADVISOR OR INVESTMENT ADVISER WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE INVESTOR. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT CONTAINED IN THE FUND DOCUMENTS SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY. THE INVESTOR’S OVERALL COMMITMENT TO THE FUND AND OTHER INVESTMENTS THAT ARE NOT READILY MARKETABLE IS NOT DISPROPORTIONATE TO THE INVESTOR’S NET WORTH AND THE INVESTOR HAS NO NEED FOR IMMEDIATE LIQUIDITY IN THE INVESTOR’S INVESTMENT IN SHARES. THE INVESTOR CAN AFFORD A COMPLETE LOSS OF THE INVESTMENT IN THE SHARES AND CAN AFFORD TO HOLD THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(b)          Knowledge and Experience. The Investor and its purchaser representative (if any) currently have, and (unless the Investor has a purchaser representative) the Investor had immediately prior to receipt of any offer regarding the Fund and the Shares, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Fund. The Investor understands that the Fund has no (or limited) operating history. With respect to the compensation arrangements between the Fund and the Adviser set forth in the Advisory Agreement, the Investor understands and acknowledges that (i) the compensation arrangements may create an incentive for the Adviser to make investment decisions that are riskier or more speculative than would be the case in the absence of such arrangements, (ii) the Advisory Agreement and such compensation arrangements represent arm’s-length arrangements between the Fund and the Adviser, and (iii) the Investor understands the proposed methods of compensation of the Adviser and its risks. The Investor represents that he, she or it is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies with regard to the security subject to the offering and securities in general, and that the Investor is exercising independent judgment with regard to any recommendations that may have been made by the Adviser or any person associated with the Adviser in connection with this transaction.

(c)           BDC Election. The Investor understands that the Fund intends to make a BDC Election. The Investor shall be required to furnish certain information to the Fund as required under U.S. Treasury Regulation §1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Fund, it understands that it shall be required to include additional information on its U.S. federal income tax return as provided in U.S. Treasury Regulation § 1.852-7.

(d)          Purchaser Representative. If the Investor has utilized a purchaser representative, the Investor has previously given the Fund notice in writing of such fact, specifying that such representative would be acting as the Investor’s “purchaser representative” as defined in Rule 501(i) of Regulation D under the Securities Act.

(e)           Full Contribution; Lack of Liquidity. The Investor understands, acknowledges and agrees that, except as otherwise provided in this Subscription Agreement, the Investor may not make less than the full amount of any required Drawdown Purchase. The Investor has or will reserve sufficient available liquid assets to meet its obligations to make Drawdown Purchases, if any, and understands that the Shares may not be redeemed or otherwise Transferred except as provided for herein.

Proprietary and Confidential

(f)           Opportunity to Verify Information; Final Form. The Investor acknowledges that representatives of the Fund have made available to the Investor, during the course of this transaction and a reasonable time prior to the purchase of Shares, the opportunity to ask questions and receive answers from them concerning (i) information that the Investor has deemed necessary to make an informed investment decision and (ii) the terms and conditions of the offering described in the Fund Documents, and to obtain any additional information which they possess or can acquire without unreasonable effort or expense that is necessary to verify the information contained in the Fund Documents or otherwise relative to the proposed activities of the Fund. The Investor acknowledges that the Memorandum is not a public offering “prospectus” and does not purport to describe or otherwise address all material considerations relating to an investment in the Fund. The Investor understands that its investment in the Fund will be subject to the terms and conditions of this Subscription Agreement and the Fund Documents in such final forms as shall be executed by the parties thereto and as the same may be amended from time to time in accordance with their respective terms. The Investor further understands and acknowledges that certain of the terms and conditions of the Fund and the Shares originally set forth in the Memorandum, summaries of certain terms provided by the Adviser and/or earlier drafts of the Fund Documents may have been modified (and such documents may not be updated to reflect such modifications) and, as modified, will be reflected in the final form of the Fund Documents.

(g)          Purchase for Investment. The Investor acknowledges that there are substantial restrictions on the transferability of the Investor’s Capital Commitment and Shares under this Subscription Agreement, the Declaration of Trust, the Bylaws and applicable law and understands that: (i) the Investor must bear the economic risk of its investment, including risk of loss, for an indefinite period of time; (ii) the Shares have not been registered under the Securities Act, and, therefore, cannot be resold, disposed of or otherwise Transferred unless they are subsequently registered under the Securities Act or sold in a transaction exempt from or not subject to the registration requirements thereunder; (iii) the Shares have not been registered under the securities laws of the various states or the laws of any jurisdiction outside of the United States and that the Investor is responsible for complying with any such laws, which may impose restrictions on the Transfer of the Shares by the Investor; (iv) the Investor is purchasing the Shares for its own account and without a view toward distribution thereof; (v) the Investor may not resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any regulations under the Securities Act and the applicable securities acts or similar statutes of the jurisdiction in which the Investor resides, including all regulations and rules under such laws, together with applicable published policy statements, instruments, notices and blanket orders or rulings of general applicability (collectively, “Applicable Securities Laws”), and any and all applicable provisions of this Subscription Agreement; (vi) the Transfer of the Shares and the substitution of another subscriber for the Investor are restricted by the terms of this Subscription Agreement; (vii) Investors have no rights to require that the Shares be registered under the Securities Act; and (viii) there is currently no public or other market for the Shares, and the Fund does not expect any secondary market to develop for the Shares. The Investor understands that the Shares will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code.

(h)          Securities Laws. The Investor first received the Fund Documents and learned of the Fund in the jurisdiction listed as the address of the Investor set forth on the Investor’s signature page hereto. If such jurisdiction is a state within the United States, the Investor intends that the state securities laws of such state alone shall govern this transaction. If the Investor is not a resident of the United States, the Investor understands that it is the responsibility of the Investor to satisfy himself, herself or itself as to full observance of the laws of any relevant territory outside of the Unites States in connection with the offer and sale of the Shares, including obtaining any required governmental or other consent, approval or authorization and observing any other applicable formalities, and the Investor represents that to the best of its knowledge, no filing or registration with or approval by the relevant governmental authorities or self-regulatory organizations in such jurisdiction is required in connection with the offer and sale of Shares to the Investor. The Investor is, with respect to the Fund, one person within the meaning of Rule 12g5-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Investor shall have otherwise indicated in writing and submitted such to the Adviser along with this Subscription Agreement. The Investor’s form of holding Shares (and any other interest in the Fund) is not used primarily to circumvent the provisions of Section 12(g) or Section 15(d) of the Exchange Act.

Proprietary and Confidential

(i)            Accredited Investor Status. One or more of the categories set forth in Exhibit A hereto correctly and in all respects describes the Investor, and the Investor or its authorized representative has marked or otherwise so indicated on the boxes next to a category on such Exhibit.

(j)            Qualified Purchaser Status. One or more of the categories set forth in Exhibit B hereto correctly and in all respects describes the Investor, and the Investor or its authorized representative has marked or otherwise so indicated on the boxes next to a category on such Exhibit.

(k)           Investment Objectives and Advice; No Reliance; No General Solicitation. The purchase of Shares by the Investor is consistent with the general investment objectives of the Investor. In connection with the offering of Shares, the Investor is not relying upon any information or statements other than those statements contained in this Subscription Agreement and in the Fund Documents to make such decision. The Investor is able to bear the risk of loss of its entire investment in the Shares. The Investor has not relied on the Fund, the Adviser, their affiliates, or their respective partners, members, stockholders, officers, directors or employees, as applicable, or any agent or representative of any of them (including Fund Counsel) for investment advice with respect to an investment in the Fund. The Investor is not relying upon any representation, warranty or agreement by the Fund, the Adviser, their affiliates, or their respective partners, members, stockholders, officers, directors or employees, as applicable, or any agent or representative of any of them (including Fund Counsel), written or otherwise, in determining to invest in the Fund. The Investor agrees that it is solely responsible for making a decision with respect to the merits of the purchase of Shares based upon its own evaluation and analysis. In addition, at no time was the Investor solicited by, offered an opportunity to invest in the Shares by means of, or influenced in its decision to purchase the Shares by, (i) any statement made or materials provided by a representative of, or on behalf of, the Fund, the Adviser, their affiliates, or their respective partners, members, stockholders, officers, directors or employees, as applicable, or any agent or representative of any of them, at any seminar, conference, meeting or event whose attendees were invited by any general solicitation or advertising, (ii) any reference in the media to any such statement or materials, or any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or transmitted over the Internet, or (iii) as a result of or subsequent to any solicitations by a person not previously known to the Investor in connection with investment in securities generally.

(l)            1940 Act Representations. The Investor, except as otherwise indicated on the signature page hereto:

(i)	is not registered or required to be registered as an “investment company” under the 1940 Act;

(ii)	has not elected to be regulated as a BDC under the 1940 Act; and

(iii)	either (A) is not relying on the exemption from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC.

Proprietary and Confidential

(m)          Voting. Except as provided for below, in the event the Investor owns, controls or holds the power to vote 5% or more of the outstanding Shares of the Fund, the Investor hereby foregoes and waives its portion of any voting rights it has in respect of its Shares in excess of such 5% threshold. In addition, and solely with respect to any Investor who is relying on the exemption from the definition of investment company set forth in Section 3(c)(1) or 3(c)(7) of the 1940 Act, and is otherwise not permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC, such Investor hereby foregoes and waives its portion of any voting rights it has in respect of its Shares in excess of such 3% threshold. For purposes of this Subscription Agreement, voting rights shall be rights deemed to be the equivalent to the right to vote for the election or removal of a member of the Board under applicable interpretations of the term voting security under the 1940 Act, by the U.S. Securities and SEC or its staff, but for the avoidance of doubt, matters that are presented to the Investor in connection with voting and consent rights afforded to the Shareholders under the Fund Documents, that do not constitute voting rights under the 1940 Act, shall not be subject to the provisions of this paragraph.

(n)           Power and Authority; No Conflicts.

(i)	If the Investor is a natural person, the Investor has the legal capacity to execute, deliver and perform its obligations under this Subscription Agreement and if the Investor lives in a community property state in the United States, either:

(a)	the source of the Investor’s Capital Commitments to the Fund will be the Investor’s separate property and the Investor will hold the Investor’s interest in the Fund as separate property; or

(b)	the Investor has the authority alone to bind the community with respect to the Subscription Agreement;

(ii)	If the Investor is a corporation, trust, partnership, limited liability company, governmental agency or other entity, whether domiciled in the United States or elsewhere;

(iii)	it has the requisite power and authority to execute and deliver this Subscription Agreement;

(iv)	the person or entity signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute this Subscription Agreement; and

(v)	such execution and delivery do not, and the performance by the Investor of its obligations contemplated by this Subscription Agreement and the Fund Documents will not, violate, conflict with or cause the Investor to be in default under, the terms of the Investor’s charter, by-laws, memorandum, partnership agreement or similar governing document or any other agreement, instrument, lien or judgment, or any U.S. or non-U.S. law, regulation, permit or registration to which the Investor is a party or by which it or its assets is bound. This Subscription Agreement has been duly executed by the Investor and constitutes a valid and legally binding agreement of the Investor. The Investor has obtained all necessary consents, approvals and authorizations of government authorities and other persons or entities required to be obtained in connection with its execution and delivery of this Subscription Agreement and the performance of its obligations hereunder.

Proprietary and Confidential

(o)          Plan Investor Status; ERISA Partners; Self-Directed Plan Investors. The Investor has indicated on Exhibit C hereto whether or not it is, or is acting on behalf of, a “Plan,” and, if so, made certain other representations and warranties in such Exhibit C. For purposes of this Subscription Agreement, including, without limitation, Exhibit C hereto, the term “Plan” means (i) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” (as such term is defined in Section 4975(e)(1) of the Code) to which the provisions of Section 4975 of the Code are applicable, (iii) any other entity or account, any of the assets of which constitute “plan assets” (within the meaning of the Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”)) (each of clause (i) through (iii), a “Benefit Plan Investor”), or (iv) a governmental plan or other retirement arrangement. Unless the Investor has indicated that it is a Benefit Plan Investor in Exhibit C hereto, the Investor is not, and will not hereafter permit itself to become, a Benefit Plan Investor. If the Investor is not a Benefit Plan Investor as of the date hereof, the Investor shall promptly notify the Adviser in writing in the event it ever becomes, or there is any reason to believe that it will become, a Benefit Plan Investor. If the Investor is, or is acting behalf of, a Plan, the Investor’s participants are not permitted to self-direct investments, unless the Investor (i) is investing for the account of an individual participant or owner of either a self-directed 401(k) plan or a self-directed “individual retirement account” (each, a “401(k)/IRA Investor”) within the meaning of Section 408(a) of the Code and (ii) the Investor has indicated that it is a 401(k)/IRA Investor on the signature page hereto. If the Investor is a 401(k)/IRA Investor, the Shares shall, at all times after the purchase thereof by the Investor and prior to any Transfer of such Shares pursuant to the terms of the Fund Documents, be beneficially owned solely by one individual (i.e., the participant or owner who directed the investment in the Shares).

(p)           FOIA Investors. If the Investor is subject to the Freedom of Information Act, as amended, any state public records access laws, any jurisdiction’s law similar in effect or intent or any other type of regulatory requirement that may result in the disclosure of confidential information relating to the Fund by the Investor (a FOIA Investor, as defined below), the Investor has so indicated by checking the appropriate box on the signature page hereto. The Investor agrees that it shall promptly notify the Adviser if it becomes a FOIA Investor at any time subsequent to the date hereof. "FOIA Investor" shall mean any Investor that is: (i) an entity that is directly or indirectly subject to either Section 552(a) of Title 5, United States Code (commonly known as the "FOIA") or any similar U.S. or non-U.S. federal, state, county or municipal public disclosure law; (ii) an entity that is subject, by regulation, contract or otherwise, to disclose Fund information to a U.S. or non-U.S. trading exchange or other market where interests in such entity are sold or traded; (iii) a pension fund or retirement system for a U.S. or non-U.S. government entity; (iv) an entity who, by virtue of such person's (or any of its affiliate's) current or proposed involvement in government office, is required to or will likely be required to disclose Fund information to a U.S. or non-U.S. governmental body, agency or committee (including any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and/or any rules and regulations of any executive, legislative or judiciary organization); (v) an agent, nominee, fiduciary, custodian or trustee for any person described in clauses (i) through (iv) above or (vi) below where Fund information provided to or disclosed to such agent, nominee, fiduciary, custodian or trustee could at any time become available to such person described in clauses (i) through (iv) above or (vi) below; or (vi) an investor that is itself an investment fund or other entity that has any entity described in clauses (i) through (iv) above as a partner, member or other beneficial owner where Fund information provided to or disclosed to such Investor could at any time become available to such partner, member or other beneficial owner.

Proprietary and Confidential

(q)           No View to Tax Benefits; No Borrowings. The Investor is not acquiring the Shares with a view to realizing any benefits under United States federal income tax laws, and no representations have been made to the Investor that any such benefits will be available as a result of the Investor’s acquisition, ownership or disposition of the Shares. The Investor acknowledges that neither the Fund Documents nor this Subscription Agreement contain any disclosure concerning the tax aspects of the Fund’s activities under the laws or regulations of any jurisdiction (other than United States federal income tax matters and certain United States state and local tax matters) and that the United States federal income tax matters and United States state and local tax matters summarized in the Fund Documents are general in nature, are not intended to apply, and likely will not apply, to any specific Investor in light of its particular circumstances and in many cases are uncertain and subject to change. Accordingly, the Investor acknowledges that (i) it has been advised to consult with, and relied solely upon, its own tax advisor in connection with its decision to purchase Shares, and (ii) the Adviser has made no representations, warranties or undertaking to structure any investment in a particular manner or to ensure any particular tax result to the Investor. Accordingly, the Investor acknowledges and agrees that none of the Adviser, the Fund or their respective affiliates, or their respective partners, members, shareholders, officers, trustees or employees, as applicable, shall have any liability to the Investor or any other person in respect of any tax consequences that may arise in connection with the acquisition, ownership and/or disposition by the Investor of the Shares. If the Investor is a “charitable remainder trust” within the meaning of Section 664 of the Code, the Investor has advised the Adviser in writing of such fact and the Investor acknowledges that it understands the risks, including specifically the tax risks, if any, associated with its investment in the Fund. The Investor has not borrowed any portion of its contribution to the Fund, either directly or indirectly, from the Fund, the Adviser, or any affiliate of the foregoing.

(r)            Fund Counsel Does Not Represent the Investors. The Investor understands that the Adviser has retained Kirkland & Ellis LLP (“Kirkland”) as counsel to the Fund and the Adviser and has retained Richards, Layton & Finger, P.A. (“RLF” and, together with Kirkland or any other counsel, “Fund Counsel”) as special Delaware counsel in connection with the formation of the Fund and the offer and sale of Shares and that the Adviser may retain Fund Counsel as counsel in connection with the management and operation of the Fund, including, without limitation, making, holding or disposing of investments, or any dispute that may arise between the Investor or any other shareholder, on the one hand, and the Adviser and/or the Fund, on the other hand (the “Fund Legal Matters”). The Investor acknowledges that Fund Counsel will not represent the Investor in connection with the formation of the Fund and the offer and sale of the Shares, unless, subject to applicable law, the Adviser (or an affiliate) and the Investor otherwise agree and the Investor separately engages Fund Counsel. The Investor will, if it wishes counsel on any Fund Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel or as otherwise determined by a court of competent jurisdiction. The Investor acknowledges and agrees that: (i) Fund Counsel’s representation of the Fund and/or the Adviser is limited to those specific matters with respect to which each has been retained and consulted by such entities; (ii) Fund Counsel’s representation of the Fund and/or the Adviser is not exclusive and other matters involving the Adviser and/or the Fund may exist where Fund Counsel has not been retained or consulted and such matters could affect the Adviser, the Fund, the Fund’s investments, its portfolio companies and/or their affiliates; (iii) Fund Counsel will not monitor the Fund, the Adviser or their affiliates’ compliance with the Fund Documents (including, the Fund’s policies, investment program or other investment guidelines, restrictions and procedures set forth in the Fund Documents), or with applicable laws, rules or regulations, unless in each case, Fund Counsel has been specifically retained to do so; (iv) Fund Counsel has not investigated or verified the accuracy and completeness of any of the information set forth in the Memorandum; and (v) Fund Counsel is not providing any advice, opinion, representation, warranty or other assurance of any kind as to any matter to any shareholder, except for any opinions specifically set forth in a signed opinion letter.

(s)            Regulation Best Interest. If the Investor is a natural person and/or the purchase of Shares by the Investor is for personal, family or household purposes, the Investor represents and warrants that it has read the attached Appendix 7 (the Ares Management Capital Markets, LLC Form CRS Customer Relationship Summary) under Regulation Best Interest, 17 C.F.R. Part 240 adopted by the SEC.

Proprietary and Confidential

(t)            Anti-Money Laundering.

(i)	The Investor acknowledges that the Fund, the Adviser and certain of their affiliates are, or may be, subject to certain anti-money laundering laws, regulations and related pronouncements and are otherwise prohibited from engaging in transactions with, or providing services to, certain foreign countries, territories, entities and individuals, including without limitation, specially designated nationals, specially designated narcotics traffickers and other parties subject to United States government or United Nations sanctions and embargo programs.

(ii)	In furtherance of the foregoing, the Investor represents and warrants that, and agrees to use its reasonable best efforts to ensure that:

(a)	none of the monies that such Investor will contribute to the Fund shall be derived from, or related to, any activity that is deemed criminal under United States or non-United States laws or regulations;

(b)	no contribution or payment by such Investor to the Fund, to the extent that such contribution or payment is within such Investor’s control, and no distribution to such Investor (assuming such distribution is made in accordance with instructions provided to the Adviser by such Investor) shall cause the Fund, the Adviser, or any of their affiliates to be in violation of any applicable anti-money laundering laws or regulations, including, without limitation, the U.S. Bank Secrecy Act of 1970 (the “BSA”), the U.S. Money Laundering Control Act of 1986 and the U.S. International Money Laundering Abatement and Financial Anti-Terrorism Financing Act of 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the Anti-Money Laundering Act of 2020, in each case, such statute as amended and any successor statute thereto and including all regulations promulgated thereunder, as well as any other applicable laws, regulations or administrative pronouncements concerning money laundering, criminal activities or government sanctions (collectively, the “Anti-Money Laundering Laws”);

(c)	all contributions by such Investor to the Fund and all distributions to such Investor from the Fund will be made in the name of the Investor and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the BSA and is not organized in a jurisdiction that appears on the list of boycotting countries published by the U.S. Department of Treasury pursuant to Section 999(a)(3) of the Code; and

(d)	the Investor will not engage in any business or other activities that could cause the Fund to be in violation of applicable anti-money laundering, Sanctions, anti-bribery or anti-boycott laws or regulations.

Proprietary and Confidential

(iii)	The Investor hereby represents that to the extent the Investor has any beneficial owners, it has carried out thorough due diligence to establish the identities of such beneficial owners and will hold the evidence of identities of all beneficial owners and will maintain all such evidence for at least five years from the date of a complete withdrawal from the Fund. The Investor represents and warrants that such Investor is not, no person or entity controlling or controlled by such Investor is, and, to the Investor’s knowledge upon due inquiry, no person or entity having a beneficial interest in such Investor or for whom Investor, is acting as a nominee is:

(a)	the target of economic or financial sanctions imposed, administered, or enforced by the U.S. federal government, including the U.S. Department of the Treasury Office of Foreign Assets Control, the United Nations Security Council, the European Union or the United Kingdom (collectively, “Sanctions,” and any person that is the subject of such Sanctions, operationally based or domiciled in a country or territory that is the subject of restrictive Sanctions, or is majority-owned or controlled by any of the foregoing, a “Sanctioned Person”);

(b)	a “senior political figure,”[1] or any “immediate family member” or “close associate” of a senior political figure; or

(c)	a “foreign shell bank” within the meaning of the BSA.

(iv)	The Investor hereby represents that (A) no funds contributed to the Fund or otherwise transferred or conveyed pursuant to this Subscription Agreement are derived directly or indirectly from a Sanctioned Person and (B) neither the Investor nor any persons acting for or on behalf of the Investor are or have engaged, or will engage, or are owned or controlled by any party that is or has engaged, or will engage, in activities that could result in being designated a Sanctioned Person.

(v)	The Investor understands and agrees that if at any time it is discovered that the Investor has made a contribution or payment to the Fund of money derived from, or related to, any activity that is deemed criminal under United States or non-United States law or that causes the Fund, the Adviser, or any of their affiliates to be in violation of the Anti-Money Laundering Laws, any distribution to the Investor made in accordance with the Investor’s instructions is “blocked” under Anti-Money Laundering Laws, the Investor or any person or entity described in clause (iii)(a), (b) or (c) above is or becomes listed on the Specially Designated Nationals and Blocked Persons List or the Sectoral Sanctions Identifications List, or if otherwise required by applicable law or regulation related to money laundering, criminal activities or government sanctions, the Adviser may, notwithstanding any provision of the Fund Documents to the contrary, undertake appropriate actions to ensure compliance with applicable law, regulations and administrative pronouncements, including, but not limited to, freezing the assets of the Investor, segregation and/or redemption of the Investor’s investment in the Fund, refusing to accept additional contributions and withholding any distributions that would otherwise be made to the Investor.

[1]	For purposes hereof, a “senior political figure” is a current or former senior official in the executive, legislative, administrative, military or judicial branches of a government (whether elected or not), (a) a current or former senior official of a major political party or a current or former senior executive of a government-owned commercial enterprise; (b) a person who is or has been entrusted with prominent public functions by a country (e.g., a head of state or of government, a senior politician, a senior government, judicial or military official, a senior executive of a state owned corporation or an important political party official); and (c) a person who is or has been entrusted with a prominent function by an “international organization” (e.g., the United Nations, the World Trade Organization or the European Union), like a member of senior management, such as a director, a deputy director or a member of the board or equivalent functions. “Immediate family” of a senior political figure includes the figure’s parents, siblings, spouse, children and in-laws. Furthermore, a “close associate” of a senior political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior political figure.

Proprietary and Confidential

(vi)	The Investor shall promptly notify the Adviser if any of these representations cease to be true and accurate regarding the Investor. The Investor agrees to promptly provide to the Adviser any additional information regarding the Investor or its beneficial owner(s) that the Adviser deems necessary or advisable in order to determine or ensure compliance with all applicable laws, regulations and administrative pronouncements concerning money laundering, criminal activities and government sanctions or to respond to requests for information concerning the identity of the Fund's direct and indirect investors from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures. The Investor further understands that the Fund or Adviser may release confidential information about the Investor and, if applicable, any underlying beneficial owners, to proper authorities if the Adviser determines, after consultation with counsel, that such disclosure is required by applicable laws, regulations or administrative pronouncements or in order to comply with suggested guidelines or policies of any trade association or self-regulatory organization concerning compliance with the laws set forth above.

(vii)	Notwithstanding anything to the contrary herein, the Investor acknowledges and agrees that the Adviser may, in its sole discretion, agree in writing with any shareholder that is itself, or that is associated with or managed by another entity that is, subject to regulation under the Exchange Act, the U.S. Bank Holding Company Act of 1956, as amended, the Investment Advisers Act of 1940, as amended, from time to time, or any successor statute thereto (the “Advisers Act”) or comparable non-U.S. laws and regulations, to alternate representations and covenants reasonably designed to ensure compliance with applicable anti-money laundering and other criminal laws, regulations and administrative pronouncements and government sanctions.

(u)          Status as a Non-U.S. Investor. Unless the Investor has indicated otherwise on the shareholder signature page hereto, it is not a Foreign Person. A “Foreign Person” means any of the following: (i) a citizen of a country other than the United States; (ii) an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States; (iii) a government other than the government of the United States or of any state, territory or possession of the United States; or (iv) a person controlled by any of the foregoing. Unless the Investor has indicated on the shareholder signature page hereto, the Investor is not a Restricted Investor. A “Restricted Investor” means an entity organized under the laws of the United States or any state, territory or possession of the United States of which more than 1% of the “capital stock” (as such term is used in Section 310(b) of the U.S. Communications Act of 1934 (as amended, the “Communications Act”) and has been interpreted by the FCC) is owned of record or voted by Foreign Persons. The Investor agrees that if the Investor determines that it is a Restricted Investor, has become a Restricted Investor, or if the percentage of its “capital stock” that is owned of record or voted by Foreign Persons increases by 1% or more, after the date hereof, the Investor will immediately notify the Adviser in writing, including the percentage of its “capital stock” that is owned of record or voted by Foreign Persons. The term “capital stock” includes equity interests other than stock (e.g., the Fund’s Shares).

Proprietary and Confidential

(v)          FINRA Matters and New Issues. The Investor understands and acknowledges that, in connection with the Fund’s purchase of new issues (as defined in the Financial Industry Regulatory Authority (“FINRA”) Rule 5130) or public offerings of portfolio companies and any representations the Fund is required to make in connection therewith, the Fund will be relying on the information provided by the Investor regarding its “restricted person” and “covered person” status for purposes of FINRA Rule 5130 (formerly NASD Conduct Rule 2790) and FINRA Rule 5131 and regarding the Investor’s FINRA affiliations and associations. The Investor agrees to promptly provide the Fund and the Adviser with such information to the extent requested by the Adviser. The Investor understands that failure to fully and accurately respond to a request for such information or an update to such information may result in some or all of the Investor’s Shares in the Fund being treated as held by a “non-exempt restricted person” for purposes of FINRA Rule 5130 or by a “non-exempt covered person” for purposes of FINRA Rule 5131. The Investor further understands that to the extent it is a non-exempted restricted person or non-exempt covered person or an account or other non-natural person in which a non-exempt restricted person or non-exempt covered person for such purposes has a “beneficial interest,” or is treated as such, the Fund may need to limit or restrict the Investor’s right to participate in allocations and/or distributions with regard to certain new issues purchased by the Fund in order to comply with FINRA Rule 5130 or FINRA Rule 5131, and that the Fund will make such determinations regarding the need and extent of such limitations or restrictions based on the information provided by the Investor in respect of such matters.

(w)          Canadian Investors Only. If the Investor is resident in a province of Canada, the Investor hereby represents, warrants, covenants and/or acknowledges to the Fund, the Adviser and Ares Management Capital Markets LLC (for the purposes of this Section 10(w), the "Canadian Placement Agent") that:

(i)	The Investor is either located or resident in, and was offered the Shares in, the province listed in the address of the Investor set forth herein, which is one of the provinces of Ontario, Québec, British Columbia, Alberta, Manitoba, Newfoundland and Labrador, Nova Scotia or Saskatchewan and the Investor is subject to and intends that the securities laws of that province alone shall govern the offer and sale of the Shares to such Investor.

(ii)	The Investor is purchasing the Shares as principal for its own account or is deemed to be purchasing as principal for its own account in accordance with applicable securities laws.

(iii)	The Investor is an “accredited investor” within the meaning of National Instrument 45-106 Prospectus Exemptions or Section 73.3 of the Securities Act (Ontario), as applicable, because one or more of the categories of “accredited investor” set forth on Exhibit E correctly and in all respects describes the Investor. The Investor hereby represents and warrants that the information the Investor has provided on Exhibit E indicating the basis upon which the Investor qualifies as an “accredited investor” is true and accurate.

(iv)	The Investor is a “permitted client” within the meaning of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations because one or more categories of “permitted client” set forth on Exhibit E correctly and in all respects describes the Investor. The Investor hereby represents and warrants that the information the Investor has provided on Exhibit E indicating the basis upon which the Investor qualifies as a “permitted client” is true and accurate.

Proprietary and Confidential

(v)	The Investor was not formed, created or is being used solely for the specific purpose of acquiring, purchasing or holding the Shares.

(vi)	The Shares have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any sale of the Shares in Canada will only be made on a basis which is exempt from the prospectus requirements of Canadian securities laws. Even if the Subscription Agreement states that the Shares may be transferred by the Investor, any such transfer may only be effected pursuant to a prospectus exemption under Canadian securities laws, or in a transaction not subject to the prospectus requirements of Canadian securities laws. In addition, such transfer may only be effected by a person not required to register as a dealer under Canadian securities laws or through a dealer that is appropriately registered or exempt from registration in the jurisdiction of the transfer.

(vii)	The Fund, the Adviser and their respective directors and officers, as well as any experts named in the Subscription Agreement, are or may be located outside of Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Fund, the Adviser or those persons. All or a substantial portion of the assets of the Fund, the Adviser or those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Fund, the Adviser or those persons in Canada or to enforce a judgment obtained in Canadian courts against the Fund, the Adviser or those persons outside of Canada.

(viii)	The Canadian Placement Agent is not registered as a securities dealer in any province or territory of Canada. All or substantially all of the assets of the Canadian Placement Agent may be situated outside of Canada and there may be difficulty enforcing legal rights against the Canadian Placement Agent for these reasons. The location of the Canadian Placement Agent’s head office and the address of its agent for service of process in your jurisdiction of residence are set out in the Canadian Placement Agent’s client disclosure document which has been delivered to the Investor.

(ix)	The Shares are “eligible foreign securities” for the purposes of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”) and are being distributed concurrently in the United States and the Investor has received an offering document which contains the same disclosure as that provided to investors in the United States. The Fund and the Canadian Placement Agent are relying on an exemption in Section 3A.3 of NI 33-105 from the requirement set out in Section 2.1 of NI 33-105 to provide specific disclosure regarding related and connected issuers on the basis of the U.S. disclosure which has been provided to the Investor.

(x)	In connection with this distribution of Shares which constitute “eligible foreign securities” as defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and Multilateral Instrument 45-107 Listing Representations and Statutory Rights of Action Disclosure Exemptions or other applicable provisions, the Fund or the Canadian Placement Agent has delivered to you the Memorandum which may constitute an offering memorandum under applicable securities laws in Canada. The Investor may have, depending on the province or territory of Canada in which the trade was made to the Investor, remedies for rescission or damages if the Memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the Investor within the time limit prescribed by the securities legislation of the Investor’s province or territory. The Investor should refer to any applicable provisions of the securities legislation of the Investor’s province or territory for particulars of these rights or consult with a legal advisor.

Proprietary and Confidential

(xi)	The Investor acknowledges and agrees that by considering the investment opportunity, and as applicable by purchasing securities of the Fund, it: (i) expressly wishes and requests that all communications and documents, as well as any agreement and form of order and confirmation, as applicable, be drafted up in the English language only, (ii) acknowledges that the Fund is from outside the Province of Québec and that any agreement related to a purchase of securities, as applicable, is being formed outside of the Province of Québec, and (iii) acknowledges that certain essential terms of a potential investment are negotiated. L’investisseur reconnaît et convient qu’en considérant l’occasion d’investissement, et, le cas échéant, en souscrivant à des titres de l’émetteur, il déclare: i) qu’il souhaite et demande expressément que toutes les communications, tous les documents, ainsi que toute entente et tout formulaire de demande et de confirmation, selon le cas, soient rédigés uniquement en anglais, ii) qu’il reconnaît que l’émetteur est de l’extérieur de la province de Québec et que toute convention relative à la souscription de titres, le cas échéant, est conclue à l’extérieur de la province de Québec, et iii) qu’il reconnaît que les certaines modalités essentielles de l’occasion d’investissement sont négociées.

(xii)	To the best of the Investor’s knowledge, the funds being used to purchase the Shares: (A) were not obtained or derived, directly or indirectly, as a result of illegal activities; (B) are not intended to be used, directly or indirectly, in order to carry out a criminal offence, a terrorist activity or for the benefit of a terrorist group; (C) are not owned or controlled by a terrorist group; and (D) are not being tendered on behalf of a person or entity who has not been identified to the Investor.

(xiii)	Neither the Investor, nor any person who controls the Investor, is a person or entity identified on a list established under section 83.05 of the Criminal Code (Canada) or in any Regulations made under the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the Special Economic Measures Act (Canada) or any other Canadian statutes or regulations which take legislative measures against terrorist financing and against financial dealings with certain sanctioned individuals and entities (collectively, “STCS Legislation”).

(xiv)	The Investor, the Canadian Placement Agent, the Fund or the Adviser may in the future be required by law to disclose the Investor’s name and other information relating to the Investor, on a confidential basis, pursuant to STCS Legislation and the Investor is deemed to have agreed to the foregoing.

(xv)	The Investor shall promptly notify the Canadian Placement Agent, the Fund and the Adviser if the Investor discovers that any of the representations contained above in subsection (xii), (xiii) or (xiv) cease to be true, and shall provide the Fund with appropriate information in connection therewith.

Proprietary and Confidential

(xvi)	The Investor acknowledges that it has reviewed the Privacy Notice and consents to the use and disclosure of personal information by the Adviser and its affiliates as set out therein.

(xvii)	The Investor acknowledges that by completing this Subscription Booklet, it may be providing to the Adviser and its affiliates, delegates and agents personal information within the meaning of the Personal Information Protection and Documents Act (Canada), as amended (“PIPEDA”). The Investor provides its consent to the Adviser and its affiliates, delegates and agents, obtaining, holding, using, disclosing and processing the personal information as described in the Privacy Notice.

(xviii)	To the extent that PIPEDA is applicable, the Investor may have a right of access to its personal information kept by the Adviser and its affiliates, delegates and agents relating to the Investor’s purchase and holding of the Shares and the right to amend and rectify any inaccuracies in its personal information held by the Adviser and its affiliates, delegates and agents relating to the Investor’s purchase and holding of the Shares by making a request to such persons in writing.

(xix)	By purchasing the Shares, the Investor acknowledges that information such as its name and other specified information, including specific purchase details, will be disclosed to Canadian securities regulatory authorities as part of a Report of Exempt Distribution on Form 45-106F1 (the “Report”) and may become available to the public in accordance with the requirements of applicable laws. The Investor consents to the disclosure of that information.

If the Investor is an individual located or resident in Canada, the Investor is hereby notified that the following personal information about the Investor will be disclosed to Canadian securities regulatory authorities in the Report: his or her full legal name, residential street address, telephone number, email address (if available), specific purchase details and details of the prospectus exemption relied on. Such information is collected on behalf of and used by the securities regulatory authority or regulator under the authority granted in securities legislation for the purposes of the administration and enforcement of the securities legislation. By purchasing the Shares, the Investor authorizes this indirect collection of information by the securities regulatory authorities and regulators. Questions about the collection and use of this information should be directed to the securities regulatory authority or regulator in the province or territory where the Investor is located or resident, as listed below.

Proprietary and Confidential

Alberta Securities Commission

Suite 600, 250 - 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

Public official contact regarding indirect collection of information: FOI Inquiries

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: 204-945-2561

Toll free in Manitoba: 1-800-655-5244 Facsimile: 204-945-0330

Public official contact regarding indirect collection of information: Director

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: 902-424-7768

Facsimile: 902-424-4625

Public official contact regarding indirect collection of
information: Executive Director

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information:

Inquiries Officer

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montreal, Quebec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers);

fonds_dinvestissement@lautorite.qc.ca (For

investment fund issuers)

Public official contact regarding indirect collection of information: Corporate Secretary

(xx)	THE INVESTOR ACKNOWLEDGES THAT THE SUBSCRIPTION AGREEMENT DOES NOT ADDRESS THE CANADIAN TAX CONSEQUENCES OF THE ACQUISITION, HOLDING OR DISPOSITION OF THE SHARES AND THE INVESTOR ACKNOWLEDGES THAT IT HAS BEEN STRONGLY ADVISED TO CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE CANADIAN AND OTHER TAX CONSIDERATIONS APPLICABLE TO THEM.

(x)           This Subscription Agreement is strictly private and confidential and may not be reproduced, used for any other purpose or provided to any person other than the intended recipient.

(y)           EEA and UK Investors Only. Whilst provisions of the recast Markets in Financial Instruments Directive (Directive 2014/65/EU) (“MiFID II”) have been “onshored” in the United Kingdom, where context requires with regards to an investor with a registered office or domiciled in the United Kingdom, any reference to MiFID II and its articles, which could be read as having continuing effect, should be read as a reference to the “UK provisions which implemented” MiFID II and its articles.

Proprietary and Confidential

The distribution of this document to an investor with a registered office or domiciled in the European Economic Area (the “EEA”) (an “EEA Investor”) or the United Kingdom (a “UK Investor”) regardless of their actual status is restricted by law.

The Investor warrants, represents and confirms that (i) it is an EEA Investor (or as the case may be), a UK Investor, (ii) it is a professional investor within the meaning of MiFID II, that is an investor which is considered to be a professional client or, in some EEA jurisdictions and the United Kingdom may, on request, be treated as a professional client (and in which case it has requested such treatment) within the meaning of Annex II of MiFID II. Notwithstanding this categorization, the Investor acknowledges that the regulatory client of the Adviser is the Fund and not the Investor; the Investor is not, and will not be treated as, a client of the Adviser for regulatory purposes; the Adviser is not responsible for providing the Investor with the protections afforded to its clients; the Adviser is not advising the Investor on its participation in the Fund; and no representation of the Adviser or any of its associates may lead the Investor to believe otherwise.

(z)           EEA and UK Investors – No Direct or Indirect Offering. The Investor represents and warrants that there has been no direct or indirect offering or placement of Shares in the Fund by the Adviser or any of its affiliates, to the prospective Investor, any of its affiliates or (to the Investor’s knowledge having made reasonable enquiry, and so far as relevant) the prospective Investor’s clients or others for whom it acts (if any) in connection with the Fund and that, accordingly, for the purposes of any applicable securities marketing laws applicable to them, the Investor’s application arises exclusively at their own initiative.

(aa)         Nominees and Custodians; Trustees; Non-U.S. Entities. If the undersigned is acting as a nominee or custodian for another person, entity, organization or governmental agency in connection with the purchase and holding of the Shares, the undersigned has so indicated on the signature page hereto. The representations and warranties contained in this Subscription Agreement and any other documents provided to the Adviser or the Fund in connection with the Investor’s investment in the Fund regarding the “Investor” are true and accurate with regard to the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian. Without limiting the generality of the foregoing, the representations and warranties regarding the status of the Investor in the Exhibits hereto are true with respect to, and accurately describe, the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian and the undersigned nominee or custodian has the full power and authority to make such representations on behalf of and execute binding agreements enforceable against such person, entity, organization or governmental agency. The person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian will not Transfer, withdraw and redeem or otherwise dispose of or distribute any part of its economic or beneficial interest in (or any other rights with respect to) the Shares without complying with Applicable Securities Laws and all of the applicable provisions of the Fund Documents as if such person, entity, organization or governmental agency were a direct shareholder of the Fund and were transferring direct shares of beneficial interest of the Fund. If the undersigned is acting as nominee or custodian for another person, entity, organization or governmental agency, the undersigned agrees to provide such other information as the Adviser may reasonably request regarding the undersigned and the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian in order to determine the eligibility of the Investor to purchase the Shares and the identity of the Person for which the undersigned is acting as a nominee or custodian. If the undersigned is a trustee of a trust, all of the representations and warranties contained in this Subscription Agreement (and the Exhibits and Appendices hereto) and any other documents provided to the Adviser or the Fund in connection with the Investor’s investment in the Fund are true with respect to such trust, such trustee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Fund and the representations in Section 10(m) with respect to the power and authority of, and lack of conflicts with, the governing documents of and other applicable agreements and laws binding upon the Investor, are made both by the Investor and such trustee, this Subscription Agreement has been duly executed on behalf of the Investor by such trustee, is binding against such trustee in such capacity and such trustee has obtained all necessary consents described in such Section 10(m). If the undersigned is a non-U.S. entity without separate legal personality under the laws of the jurisdiction of its formation (such as a Cayman Islands exempted limited partnership or a limited partnership formed under the laws of Guernsey, Jersey or England and Wales), the representations and warranties regarding the “Investor” in Section 10 and any other documents provided to the Adviser or the Fund in connection with the Investor’s investment in the Fund are made on behalf of and regarding such non-U.S. entity by the person or entity (such as its general partner) that has the power and authority to act on behalf of or in trust of such non-U.S. entity and the representations in Section 10(m) with respect to the power and authority of, and lack of conflicts with, the governing documents of and other applicable agreements and laws binding upon the Investor, are made by such applicable person or entity that has the power and authority to act on behalf of or in trust of such non-U.S. entity, both on behalf of itself and on behalf of and regarding such non-U.S. entity, this Subscription Agreement has been duly executed on behalf of such non-U.S. entity by such person or entity, is binding against such person or entity in such capacity and such person or entity has obtained all necessary consents described in such Section 10(m).

Proprietary and Confidential

(bb)        Regulatory Matters.

(i)	The Investor acknowledges that certain investors, pursuant to laws, rules, regulations or policies applicable to such investors, may require the Adviser, the Fund or their affiliates to provide certifications, representations, warranties and covenants in connection with their investment in the Fund. In some cases, the applicable investor may have the ability to elect to cease funding its commitment or withdraw from the Fund (among other remedies) if there is a breach of such certifications, representations, warranties or covenants, each of which could have a material impact on the Fund and its operations. In addition, the Investor confirms that no payment, fee, compensation, consideration or other benefit of any kind, direct or indirect, has been received by, or directed to, any government official or any agent, employee or representative of the Investor, in each case, respecting, arising out of, or in connection with the Investor’s investment in the Fund.

(ii)	The Investor[2] has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event (as enumerated in Exhibit D, each a “Disqualifying Event”) that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Fund’s use of the Rule 506 exemption. The Investor will immediately notify the Adviser in writing if the Investor becomes subject to a Disqualifying Event at any date after the date hereof. In the event that the Investor becomes subject to a Disqualifying Event at any date after the date hereof, the Investor agrees and covenants to use its best efforts to coordinate with the Adviser to (A) provide documentation as reasonably requested by the Adviser related to any such Disqualifying Event and (B) implement a remedy to address the Investor’s changed circumstances such that the changed circumstances will not affect in any way the Fund’s or its affiliates’ ongoing and/or future reliance on the Rule 506 exemption under the Securities Act. The Investor acknowledges that, at the discretion of the Adviser, such remedies may include, without limitation, the waiver of all or a portion of the Investor’s voting power in the Fund and/or the Investor’s withdrawal from the Fund through the transfer or sale of its Shares in the Fund. The Investor also acknowledges that the Fund may periodically request assurance that the Investor has not become subject to a Disqualifying Event at any date after the date hereof, and the Investor further acknowledges and agrees that the Adviser shall understand and deem the failure by the Investor to respond in writing to such requests to be an affirmation and restatement of the representations, warranties and covenants in this Section 10(bb)(ii). In addition, the Investor confirms that no payment, fee, compensation, consideration or other benefit of any kind, direct or indirect, has been received by, or directed to, any government official or any agent, employee or representative of the Investor, in each case, respecting, arising out of, or in connection with the Investor’s investment in the Fund.

[2]	For the purposes of Section 10(bb)(ii), references to the “Investor” shall include any person whose interest in, or relationship to, the Investor is deemed to make such person a beneficial owner of the Fund’s voting securities under Exchange Act Rule 13d-3 and within the meaning of Rule 506(d). Under Rule 13d-3, a person is a beneficial owner of a security if, for among other reasons, such person directly or indirectly has or shares (a) the power to vote or to direct the voting of such security and/or (b) the power to dispose of or direct the disposition of such security.

Proprietary and Confidential

11.          Amendments. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of the Investor and the Fund. The Fund Documents may be amended in accordance with their terms.

12.          Reduction or Rejection of Subscription. The Investor acknowledges that the subscription for the Shares contained herein may be rejected by the Fund, or the amount that the Investor desires to commit to the Fund may be reduced, in either case in the Fund’s sole discretion at any time prior to a Closing. If the Investor’s subscription is rejected, the Investor shall be relieved of all further obligations under this Subscription Agreement, provided that Section 14 shall survive and continue to be binding on the Investor and the Investor shall, at the request of the Adviser, return all Fund Documents provided to the Investor or certify as to their destruction. If the amount the Investor desires to commit to the Fund is not accepted in full by the Fund, the Fund may accept, in its sole discretion, all or any portion of such amount not accepted at one or more subsequent closings, in each case, as reflected on an additional Fund signature page to this Subscription Agreement that is executed and promptly delivered to the Investor.

13.          Additional Investor Information. The Investor understands that the information provided in this Subscription Agreement (including the Exhibits and Appendices hereto and any tax information or other documents provided by the Investor to the Fund or the Adviser in connection with its investment in the Fund) will be relied upon by the Fund and the Adviser, including, without limitation, for the purposes of (i) determining the eligibility of the Investor to purchase or hold the Shares, (ii) making any required filings pursuant to Applicable Securities Laws, (iii) determining the Fund's eligibility to invest in prospective portfolio companies and (iv) making representations in connection with the Fund's investments. The Investor shall cooperate with the Adviser and agrees to provide in a timely manner, if requested, any additional information, form, disclosure, certification or documentation that the Adviser may reasonably request (including any information requested pursuant to the Foreign Account Reporting Regimes (as defined below)) in order to determine the eligibility of the Investor to purchase or hold the Shares, for the purpose of making any required filings pursuant to Applicable Securities Laws, for the purpose of determining the Fund’s eligibility to invest in prospective portfolio companies, for the purpose of providing any necessary notice to, or obtaining any necessary approval or consent from, any governmental authority related to the Fund's investments in a portfolio company, or for the purpose of making representations in connection with the Fund’s investments. The Investor shall inform the Adviser in writing promptly if the representations and warranties or any other information set forth in this Subscription Agreement (including any other documents provided by the Investor to the Fund or the Adviser in connection with its investment in the Fund) ceases to be true or accurate and agrees to provide, if requested, any additional information (including, without limitation, information requested pursuant to Section 10(v)) that may reasonably be required to determine the eligibility of the Investor to purchase or hold the Shares, for the purpose of making any required filings pursuant to Applicable Securities Laws or to make representations in connection with the Fund’s investments in portfolio investments. The Investor will furnish promptly to the Fund, upon request, any other information about the Investor reasonably determined by the Adviser to be necessary or convenient for the formation, operation, dissolution, winding-up or termination of the Fund, including, if relevant, information with respect to the foreign citizenship, tax status, residency, ownership or control of the Investor and its beneficial owners so as to permit the Adviser to evaluate and comply with any regulatory and tax requirements (including, for the avoidance of doubt, Anti-Money Laundering Laws) applicable to the Fund or actual or proposed investments of the Fund; provided that (a) such other information is in the Investor’s possession or is available to the Investor without unreasonable effort or expense and (b) the Investor’s obligations with respect to such other information shall not apply to the extent that disclosure of such information, under the applicable circumstances and taking into account any confidentiality obligations of the recipient, would result in the Investor being in violation or breach of applicable law or an agreement regarding the confidentiality of such other information.

Proprietary and Confidential

14.           Survival; Indemnity. The Investor represents and agrees that the information provided with respect to the Investor in this Subscription Agreement (including the Exhibits and Appendices hereto and any tax information) and any other documents provided by the Investor to the Fund or the Adviser in connection with its investment in the Fund regarding the Investor is true and correct as of the date of this Subscription Agreement and will be true and correct as of the Closing and as of the date of the Investor’s admission to the Fund as a shareholder and shall be deemed to be reaffirmed by the Investor at any time the Investor makes any Drawdown Purchase or receives any distributions from the Fund, and any such Drawdown Purchase shall be evidence of such reaffirmation. Without limiting the generality of the foregoing, if there should be any change in the information or if any of the information provided herein regarding the Investor (including the Exhibits hereto and any other documents provided by the Investor to the Fund or the Adviser in connection with its investment in the Fund) ceases to be true and accurate prior to the Closing or the Investor’s admission to the Fund, the Investor will promptly furnish revised or corrected information to the Adviser in writing. The Investor also agrees, if requested, to confirm the continued accuracy of the information with respect to the Investor provided in this Subscription Agreement or in such other document, subject to any written updating information provided by the Investor to the Adviser pursuant to the preceding sentence. The Investor agrees that, until it has notified the Adviser in writing that any of the information contained in this Subscription Agreement or in any other documents provided by the Investor to the Fund or the Adviser in connection with its investment in the Fund has ceased to be true and accurate with respect to the Investor, the Adviser and the Fund may assume and rely on the continued accuracy of such information. The representations and warranties made by the Investor and the Adviser shall survive the Closing and any investigation made by the Fund or the Adviser, on the one hand, or the Investor, on the other hand. Unless otherwise agreed by the Adviser in writing, to the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Fund, the Adviser and any director, officer, partner, member, manager, employee, or agent of any such party against any loss, damage, or liability due to or arising out of a breach of any representation or warranty of the Investor contained in this Subscription Agreement (including the Exhibits and Appendices hereto and any tax information) or in any other documents provided by the Investor to the Fund or the Adviser in connection with the Investor’s investment in the Fund. Notwithstanding that any representations or warranties made by a nominee, custodian, trustee or person or entity that has the power and authority to act on behalf of or in trust of an Investor without separate legal personality are made on behalf of the Investor, such indemnity applies to any such nominee, custodian, trustee or other person or entity if such nominee, custodian, trustee or other person or entity has breached the representations in Section 10(m) or 10(y). Additionally, any such nominee, custodian, trustee or other person or entity shall cooperate with the Fund and/or the Adviser in their efforts to enforce any of the obligations of the person or entity for which it is acting related to the Subscription Agreement or Fund Documents.

Proprietary and Confidential

15.          Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by electronic mail and confirmed, or three (3) business days after being mailed, first-class postage prepaid, (i) if to the Investor, to it at the address (including e-mail address) set forth below its signature, or to such other address (including e-mail address) as it shall have furnished to the Fund in writing, and (ii) if to the Fund, to it at Attention: Ares Core Infrastructure Fund, c/o Ares Capital Management II LLC, 245 Park Avenue, 44th Floor, New York, NY 10167 (e-mail: WMSoperations@aresmgmt.com), or to such other address (including e-mail address), as the Fund shall have furnished to the Investor in writing; provided, that any notice to the Fund shall be effective only if and when received by the Fund.

16.          Withholding Forms. The Investor represents, warrants and agrees (for the benefit of the Fund and of any person or entity who participated in the offer or sale of the Shares) that it will provide in a timely manner a properly completed and executed U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8IMY, W-8EXP or W-8ECI (each, a foreign person certificate) or Form W-9 (a U.S. person certificate), as appropriate, and, to the extent the Investor has provided a Form W-8IMY, the Investor represents, warrants and agrees that it will provide properly completed U.S. Internal Revenue Service Forms and other withholding certificates or withholding information regarding its beneficial owners. The Investor shall (a) promptly inform the Adviser of any change in such information and (b) furnish to the Fund a new properly completed and executed IRS Form W-9, or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, as may be requested from time to time by the Adviser and as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or similar guidance. The Investor shall cooperate with the Adviser to provide in a timely manner any other information, form, disclosure, certification or documentation that the Adviser may reasonably request (including, without limitation, any information requested pursuant to FATCA (as defined below)) in order to maintain appropriate records and provide for withholding amounts, if any, relating to the Investor’s Shares in the Fund, or otherwise as the Adviser deems reasonably necessary for the conduct of the Fund’s affairs. In the event that the Investor fails to provide any such information regarding tax withholding, the Adviser may take any action and/or pursue all remedies at its disposal, including, without limitation, compulsory withdrawal from the Fund or Transfer of Shares in accordance with the Fund Documents, and the Adviser, the Fund and their respective direct or indirect partners, members, officers, directors, employees, agents, service providers and their affiliates shall, to the fullest extent of the law, have no obligation or liability to the Investor with respect to any tax matters or obligations that may be assessed against the Investor or its beneficial owners. The Investor expressly acknowledges that such tax forms and withholding information may be provided to any withholding agent that has control, receipt or custody of the income of which the Investor is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Investor is the beneficial owner. In addition, the Investor consents to the disclosure and use of any information provided by the Investor for purposes of complying with the Foreign Account Reporting Regimes. Without limiting the generality of the foregoing, the Investor agrees to waive to the fullest extent not prohibited by law, any provision of foreign law that, absent such waiver, would prevent any reporting of information required by the Foreign Account Reporting Regimes or would otherwise prevent compliance by the Fund with its obligations under Foreign Account Reporting Regimes. For purposes of this Subscription Agreement, “Foreign Account Reporting Regimes” means the Foreign Account Tax Compliance provisions enacted as part of the U.S. Hiring Incentives to Restore Employment Act and codified in Sections 1471 through 1474 of the Code and any successor provisions, and all rules, regulations and other guidance issued thereunder, and all administrative and judicial interpretations thereof; any intergovernmental agreements between the United States and any jurisdiction relating to such Code sections, and any law, rule or regulation pursuant to such an agreement; and any legislation, regulation or guidance enacted in any jurisdiction, or any intergovernmental agreements between any two or more jurisdictions, which seeks to implement similar tax reporting and/or withholding tax regimes, including the Organization for Economic Co-operation and Development Standard for Automatic Exchange of Financial Account Information for Tax Matters – the Common Reporting Standard and any associated legislation, regulations or guidance.

Proprietary and Confidential

17.          Confidentiality. The Investor acknowledges and agrees to the provisions on the use and disclosure of information set forth in the Fund Documents. The Investor hereby confirms that it will not use any information it receives pursuant to its investment in the Fund for any purpose other than monitoring and evaluating its investment in the Fund, except as otherwise permitted by the Fund Documents.

18.          Power of Attorney. Subject only to the acceptance of this Subscription Agreement by the Fund, the Investor hereby makes, constitutes and appoints the Fund, with full power of substitution, its true and lawful representative and attorney-in-fact, and its agent, with full power and authority in its name, place and stead, to make, execute, verify, sign, acknowledge, record, deliver, swear to, publish and/or file (i) any certificate or other document required to effect the formation, continuation, qualification, winding up or dissolution of the Fund in accordance with the terms of the Fund Documents or which Fund Counsel deems necessary to comply with any U.S. federal, state or other law applicable to the Fund, (ii) any certificate or documents necessary or advisable for the Fund to become or to continue as a BDC, (iii) any amendments to the Fund Documents or any of the foregoing adopted or otherwise made in accordance with the provisions of the Fund Documents, (iv) all certificates and other instruments deemed advisable by the Fund in order for the Fund to enter into any borrowing or pledging arrangement, including documents pledging a security interest over the Capital Commitment of the Investor, and (v) any other instruments authorized by the Fund Documents. To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the Investor’s subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution, regardless of whether the Fund has had notice thereof, and shall survive the delivery of an assignment by the Investor of the whole or any portion of its Shares, except that where the assignee thereof has been approved by the Fund, this power of attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Fund to execute, acknowledge and file any instrument necessary to effect such substitution.

19.          Data Collection. The Investor represents and warrants that all personal data provided to the Fund or its delegates by or on behalf of the Investor has been and will be provided in accordance with applicable laws and regulations, including, without limitation, those relating to privacy or the use of personal data. The Investor shall ensure that any personal data that the Investor provides to the Fund or its delegates is accurate and up to date, and the Investor shall promptly notify the Fund if the Investor becomes aware that any such data is no longer accurate or up to date. Additionally, the Investor acknowledges that the Fund and/or its delegates may transfer and/or process personal data provided by the Investor outside of the EEA and U.S. and the Investor hereby consents to such transfer and/or processing and further represents that it is duly authorized to provide this consent on behalf of any individual whose personal data is provided by the Investor. The Investor further acknowledges receipt of the Fund’s Privacy Notice (the “Privacy Notice”). The Investor shall promptly provide the Privacy Notice to (i) each individual whose personal data the Investor has provided or will provide to the Fund or any of its delegates in connection with the Investor’s investment in the Fund (such as a directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) and (ii) any other individual connected to the Investor as may be requested by the Fund or any of its delegates. The Investor shall also promptly provide to any such individual, on request by the Fund or any of its delegates, any updated versions of the Privacy Notice (or other data protection disclosures) of any third party to which the Fund or any of its delegates has directly or indirectly provided that individual’s personal data.

20.          Data Protection. In this section, “Data Protection Legislation” means any applicable law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument in any jurisdiction which implements the General Data Protection Regulation 2016/679 (the “GDPR”), the e-Privacy Directive, the Data Protection Act, 2017 of the Cayman Islands, the California Consumer Privacy Act of 2018 (the "CCPA"), and any other laws or regulations of any jurisdiction governing the privacy or processing of personal information (in each case, as amended, consolidated, re-enacted or replaced from time to time). The terms “personal data”, “data subject”, “data controller” and “process” shall have their meanings given to them as set out in Data Protection Legislation. In terms of Data Protection Legislation, the Adviser (on behalf of the Fund) is acting as a data controller in relation to any personal data the Investor provides to the Adviser.

Proprietary and Confidential

(a)           The Investor and the Adviser shall comply with all applicable Data Protection Legislation when processing personal data arising out of this Subscription Agreement.

(b)           If the Investor is an individual, the Investor is informed and acknowledges that the documentation and information the Investor provides in relation to this Subscription Agreement will be processed in accordance with the Privacy Notice.

(c)           Where personal data is shared by the Investor about individuals relating to such Investor (including beneficial owners, contact persons, etc.) with the Adviser (e.g., information relating to its representatives, contact persons, directors, trustees, settlors and beneficial owners), the Investor shall ensure such disclosure is in compliance with all Data Protection Legislation and that there is no prohibition or restriction which could:

(i)	prevent or restrict it from disclosing or transferring the personal data to the Adviser;

(ii)	prevent or restrict the Adviser from disclosing or transferring personal data to its affiliates, subcontractors, vendors, credit reference agencies and competent authorities pursuant to its obligations under this Subscription Agreement; and

(iii)	prevent or restrict the Adviser, its affiliates and subcontractors from processing the personal data for the purposes set out in this Subscription Agreement.

(d)           The Investor acknowledges that the Adviser and/or its delegates may transfer and/or process personal data provided by the Investor outside of the EEA, the Cayman Islands or the U.S. and the Investor hereby consents to such transfer and/or processing and further represents that it is duly authorized to provide this consent on behalf of any individual whose personal data is provided by the Investor.

(e)           If the Investor shares personal data about individuals relating to the Investor with the Adviser, unless otherwise agreed by the Adviser in writing, the Investor shall ensure that it has provided a fair processing notice informing the data subjects of the Adviser’s processing of such personal data as described in the Privacy Notice, including notifying data subjects of any updates to the Privacy Notice. Where required, and without limitation of the foregoing, the Investor shall procure the necessary consents from data subjects to the processing of Personal Data as described in the Privacy Notice or these subscription documents.

(f)            If the Investor shares personal data about individuals relating to such Investor with the Adviser, unless otherwise agreed by the Adviser in writing, the Investor shall indemnify and hold harmless each Indemnitee for and against all direct and indirect damages and financial consequences arising from any breach by the Investor of these warranties.

(g)          California Privacy Notice. If the CCPA applies to the collection and sharing of personal information of the Investor or its partners, officers, directors, employees, shareholders, members, managers, ultimate beneficial owners or Affiliates by the Fund, the Investor acknowledges that it has read and understood the California Privacy Notice provided under separate cover.

Proprietary and Confidential

21.          No Joint Liability Among the Fund, the Adviser and the Administrator. The Fund shall not be liable for the fulfillment of any obligation of the Adviser or the Administrator under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Fund or the Administrator under or in connection with this Subscription Agreement. The Administrator shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Fund or the Adviser under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Fund, the Adviser and the Administrator for any obligation under or in connection with this Subscription Agreement.

22.          General. This Subscription Agreement (a) shall be binding upon the Investor and the personal representatives and permitted assigns of the Investor, (b) shall survive the admission of the Investor as a shareholder of the Fund, (c) shall not be assignable by the Investor without the written consent of the Adviser and (d) shall, if the Investor consists of more than one person and/or entity, be the joint and several obligation of all such persons or entities. Two or more duplicate originals of this Subscription Agreement may be executed by the undersigned and accepted by the Adviser, each of which shall be an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic format copies of this Subscription Agreement shall have the same force and effect as an original. For the avoidance of doubt, the Investor’s execution and delivery of this Subscription Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via facsimile, Docusign or other similar method, shall constitute the execution and delivery of a counterpart of this Subscription Agreement by or on behalf of such Investor and shall have the same force and effect as an original and bind such Investor to the terms of this Subscription Agreement. Any Investor executing and delivering this Subscription Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Subscription Agreement, as may be reasonably requested by the Adviser. The parties hereto agree that this Subscription Agreement and any additional information incidental hereto may be maintained as electronic records. This Subscription Agreement shall be governed by the internal laws of the State of Delaware. UNLESS OTHERWISE AGREED BY THE ADVISER IN WRITING, THE INVESTOR AND THE ADVISER, ON BEHALF OF ITSELF AND THE FUND, IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THE ADVISER (OR ITS RESPECTIVE PARTNERS, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES OR CONSULTANTS, IN THEIR CAPACITY AS SUCH OR IN ANY RELATED CAPACITY) OR THE FUND, IN ANY WAY RELATING TO THE FUND, THIS SUBSCRIPTION AGREEMENT, THE FUND DOCUMENTS OR ANY FUND DOCUMENTS. Any term or provision of this Subscription Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Subscription Agreement or affecting the validity or enforceability of any of the terms or provisions of this Subscription Agreement in any other jurisdiction. Captions and headings in this Subscription Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

THE INVESTOR MUST COMPLETE THE FOLLOWING SIGNATURE

PAGE AND EXHIBITS AND APPENDICES (AS APPLICABLE)

Proprietary and Confidential

ARES CORE INFRASTRUCTURE FUND

Investor Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement for the purchase of common shares of beneficial interest of the Fund (the "Shares"). Upon acceptance by the Fund and the consummation of the Closing, the undersigned shall be become a shareholder of the Fund.

SUBSCRIPTION

$
Amount of Commitment

Print or Type Name of Investor

By:

(Title, if applicable)

Typed or printed address of Investor (as described in 10(h)):

Investor’s Social Security or Federal Tax Identification No.:

Unless otherwise indicated, the undersigned consents to receive annual updates and changes to the Fund’s “privacy policy” via e-mail or web site.

Is the party signing this document acting as a nominee or custodian for another person or entity? Yes ☐ No ☐

Consent to electronic delivery of Form 1099-DIV? Yes* ☐ No ☐
*If yes, please read and sign Appendix 4.

Check the following box if, to the knowledge of the Investor, the Investor is controlled by, controls or is under common control with any other shareholder of the Fund. ☐

If the Investor checks the box above, please attach a supplemental sheet that identifies the other shareholder and describes the relationship between the Investor and such other shareholder.

The Investor is an “investment company” within the meaning of the 1940 Act or an entity that would be an “investment company” but for the exemption provided for in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. ☐

NOTE: If the Investor checks the box above, the Investor may be required to provide further information. The Investor should contact the Fund by emailing Ares Core Infrastructure Fund at WMSoperations@aresmgmt.com to discuss.

Please list Type of Entity† (e.g., individual, corporation, estate, trust, partnership, exempt organization, nominee, custodian) and check the applicable box(es) below, if any:

If the Investor is a “FOIA Investor” as such term is defined in Section 10(p) of this Subscription Agreement: ☐

If the Investor is a “Benefit Plan Investor” as such term is defined in Section 10(o) of this Subscription Agreement: ☐

If the Investor is a “401(k)/IRA Investor” as such term is defined in Section 10(o) of this Subscription Agreement: ☐

If the Investor is a “Foreign Person” as defined in Section 10(u) of this Subscription Agreement: ☐

If the Investor is a “Restricted Investor” as defined in Section 10(u) of this Subscription Agreement: ☐

† If the Investor is a natural person, the Investor must return a copy or his or her driver’s license with this Subscription Agreement.

Country of Residence for Tax Purposes

State of Residence for Tax Purposes (if applicable)

Check the following box if you wish to enroll in the Distribution Reinvestment Plan. If you do not check the following box, then your distributions will be paid in cash to your custodian or address of record. ☐

Only complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan:

Investor’s distributions should be deposited directly into the account listed on the Investor Information Sheet ☐

Investor’s distributions should be paid by check and sent to the address of the primary contact person listed on the Investor Information Sheet. ☐

Proprietary and Confidential

ARES CORE INFRASTRUCTURE FUND

Investor Information Sheet

Name of investing entity:

U.S. BANK WIRE INSTRUCTIONS:

Bank Name:

Bank ABA Routing #:

Account Name:

Account #:

For Further Credit Name (if applicable):

For Further Credit Account # (if applicable):

NON-U.S. BANK WIRE INSTRUCTIONS:

Intermediary or Correspondent Bank Name:

Intermediary or Correspondent Bank ABA Routing #:

Intermediary or Correspondent SWIFT code:

Beneficiary Bank Name:

Beneficiary Bank SWIFT Code:

Account Name:

IBAN or Sort Code (if no IBAN or Sort Code is available, please provide the account #):

Beneficiary’s Full Address (P.O. boxes are not acceptable):

Other Details (only applicable to Australia/Canada)[1]:

For Further Credit Name (if applicable):

[1]	For wires to Australia or in AUD (Australian Dollars), a Bank State Branch Number (BSB) 6-Digit Code is required. For wires to Canada or in CAD (Canadian Dollars), a 5-Digit Transit Number is required.

Proprietary and Confidential

For Further Credit Account # (if applicable):

Primary contact person (to receive all correspondence, including Drawdown Notices and distribution notices, tax information, information related to annual meetings, general correspondence and legal documents). This address will be included in the books and records of the Fund and will be used for purposes of providing notices to the Investor:

Name:
Phone Number:
Fax Number:
Email Address:
Address:

Secondary contact person (to receive all correspondence):

Name:
Phone Number:
Fax Number:
Email Address:
Address:

Legal contact person (to receive all legal documents):

Name:
Phone Number:
Fax Number:
Email Address:
Address:

Proprietary and Confidential

FOR ARES USE ONLY

This Subscription Agreement is hereby accepted by the undersigned as of the acceptance date listed below:

ARES CORE INFRASTRUCTURE FUND

By:
Name:
Title:

Date of Acceptance:

Amount of Capital Commitment accepted by the Fund (if less than the amount set forth on the Investor’s signature page above as permitted by Section 12 of this Subscription Agreement):

$______________________________________

If the Fund executes this Subscription Agreement and the preceding line is left blank, the Fund has accepted the Investor’s subscription for the Shares with a capital commitment in the amount set forth on the Investor’s signature page of this Subscription Agreement.

Proprietary and Confidential

EXHIBIT A

ACCREDITED INVESTOR STATUS

Unless otherwise indicated, capitalized terms used without definition in this Exhibit shall have the respective meanings specified in the attached Subscription Agreement.

The Investor hereby represents and warrants, pursuant to Section 10(i) of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth below directly next to which the Investor or its authorized representative has checked the corresponding box(es).

Individuals:

Part I.

1.	☐ The Investor is a natural person whose individual net worth[1] (or joint net worth[2] with such person’s spouse3) exceeds $1,000,000.

2.	☐ The Investor is a natural person who had an individual income[4] in excess of $200,000 in each of the two most recent years and who reasonably expects to have an individual income in excess of $200,000 in the current year, or who had joint income[5] in excess of $300,000 in each of the two most recent years and who reasonably expects to have joint income in excess of $300,000 in the current year.

3.	☐ The Investor is a natural person who is a director, executive officer, or general partner of the issuer of the limited partner interests being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

4.	☐ The Investor is a natural person who currently holds in good standing a General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), or Investment Adviser Representative license (Series 65).

[1]	For purposes of this item, “net worth” means the excess of total assets at fair market value (excluding the value of the primary residence of such natural person) over total liabilities (excluding the amount of indebtedness secured by the primary residence of such natural person up to such primary residence’s estimated fair market value, except that if the amount of such indebtedness outstanding at the time of investment in the Fund exceeds the amount outstanding 60 days before such time (the “additional indebtedness”), other than as a result of the acquisition of the primary residence, the amount of such additional indebtedness shall be included as a liability).
[2]	Assets need not be purchased or held jointly to be included in the calculation of “joint net worth with such person’s spouse,” which includes the aggregate net worth of the Investor and the Investor’s spouse.
[3]	For purposes hereof, “spouse” refers to the Investor’s spouse or “spousal equivalent,” i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse.
[4]	For purposes of this item, “individual income” means adjusted gross income as reported for U.S. federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including, in any of the following cases, any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under §103 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Code §611 et seq., and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Code §1202 prior to its repeal by the Tax Reform Act of 1986.
[5]	For purposes of this item, “joint income” means adjusted gross income as reported for U.S. federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (including, in any of the following cases, any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Code §103, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Code §611 et seq., and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Code §1202 prior to its repeal by the Tax Reform Act of 1986.

Proprietary and Confidential

5.	☐ The Investor is a natural person “family client” of a “family office” (as each such term as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder), where: (A) the family office has total assets under management in excess of $5,000,000; (B) the family office is not formed for the specific purpose of acquiring limited partner interests of the Fund; and (C) the natural person family client’s purchase of the limited partner interests offered is directed by the family office, which has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of an investment in such limited partner interests.

Corporations, Partnerships, Business Trusts, Limited Liability Companies and Other Entities (Excluding Trusts other than Business Trusts):

Part II.

1.	☐ The Investor is a (a) corporation, (b) partnership, (c) limited liability company, (d) other organization described in Section 501(c)(3) of the Code, or (e) Massachusetts or similar business trust; in each case, not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000.

2.	☐ The Investor is a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or a fiduciary capacity.

3.	☐ The Investor is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

4.	☐ The Investor is an investment adviser (a) registered pursuant to Section 203 of the Advisers Act, (b) registered pursuant to the laws of a state within the United States or (c) relying on the exemption from registration with the U.S. Securities and Exchange Commission under Section 203(l) or 203(m) of the Advisers Act.

5.	☐ The Investor is an insurance company as defined in Section 2(13) of the Securities Act.

6.	☐ The Investor is an investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of the 1940 Act.

7.	☐ The Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

8.	☐ The Investor is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended.

9.	☐ The Investor is any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

10.	☐ The Investor is any private business development company as defined in Section 202(a)(22) of the Advisers Act.

Proprietary and Confidential

11.	☐ The Investor is an employee benefit plan within the meaning of Title I of ERISA, and (check all subcategories that apply):

☐ (1) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser

☐ (2) the employee benefit plan has total assets in excess of $5,000,000 or,

☐ (3) such plan is a self-directed plan, with investment decisions made solely by persons or entities that are accredited investors provided that the Investor makes the additional representations, warranties and covenants listed in footnote 1.6

12.	☐ The Investor is an entity (other than a trust) in which all of the equity owners are accredited investors, provided that the Investor makes the additional representations, warranties and covenants listed in footnote 2.[7] Please note that this response is not applicable for irrevocable trusts. Beneficiaries of a trust are not considered equity owners for these purposes.

13.	☐ The Investor is an entity (other than a trust), of a type not described in categories (1) – (12) set forth above, not formed for the specific purpose of acquiring the Shares and owning Investments[8] in excess of $5,000,000.

Trusts:

1.	☐ The Investor is a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a “sophisticated person” (meaning a person that has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Fund) as described in Section 506(b)(2)(ii) of Regulation D under the Securities Act.

2.	☐ The Investor is a revocable grantor trust, and (a) each grantor of the trust has the power to revoke the trust at any time and regain title to the trust assets, (b) the grantors may amend the trust at any time and (c) each grantor is an accredited investor as described in one or more of the categories set forth in this Exhibit A. Please describe the circumstances under which the trust may be revoked and amended by the grantor(s):

[6]	If the Investor is an accredited investor for the reason described in this item 11.(3), the Investor hereby represents, warrants and covenants with respect to each person making investment decisions for the Investor that: (i) the Investor is sufficiently familiar with each such person’s regulatory status and/or asset ownership to make representations on each such person’s behalf; (ii) each such person qualifies as an “accredited investor” under one or more of the provisions of this Exhibit A; (iii) the Fund may rely on the Investor’s representations on behalf of each such person hereunder to the same extent as if each such person had completed this Exhibit A; and (iv) the Investor shall permit no direct or indirect transfer of beneficial interests in the Investor or change in investment decision making that at any time would result in any of the representations contained in clauses (i)-(iii) ceasing to be true.
[7]	If the Investor is an accredited investor for the reason described in this item 12, the Investor hereby represents, warrants and covenants with respect to each stockholder, partner, member or other beneficial owner of the Investor (each, a “Beneficial Owner”) that: (i) the Investor is sufficiently familiar with each such Beneficial Owner’s regulatory status and/or asset ownership to make representations on each such Beneficial Owner’s behalf; (ii) each such Beneficial Owner qualifies as an “accredited investor” under one or more of the provisions of this Exhibit A; (iii) the Fund may rely on the Investor’s representations on behalf of each such Beneficial Owner hereunder to the same extent as if each such Beneficial Owner had completed this Exhibit A; and (iv) the Investor shall permit no direct or indirect transfer of beneficial interests in the Investor that at any time would result in any of the representations contained in clauses (i)-(iii) ceasing to be true. In determining the accredited investor status of an entity for purposes of this item 12, if such entity is itself owned by one or more other entities, it is permissible to look through the equity ownership of such other entities to natural persons, and if (a) each such natural person is an accredited investor as described one or more categories in this Exhibit A and (b) all other equity owners of such entity are accredited investors as described one or more categories in this Exhibit A, then such entity may be considered an accredited investor for purposes of this item 12.
[8]	The term Investments is defined in Rule 2a51-1 under the 1940 Act.

Proprietary and Confidential

Family Offices and Family Office Clients:

1.	☐ The Investor is a family office as defined in Rule 202(a)(11)(G)-1 under the Advisers Act and (a) has assets under management in excess of $5,000,000, (b) is not formed for the specific purpose of acquiring the Shares and (c) whose prospective investment in the Shares is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of an investment in the Shares.

2.	☐ The Investor is a family client as defined in Rule 202(a)(11)(G)-1 under the Advisers Act of a family office described in category (1) above and whose investment in the Shares is directed by such family office.

Proprietary and Confidential

EXHIBIT B

1940 ACT MATTERS

Unless otherwise indicated, capitalized terms used without definition in this Exhibit shall have the respective meanings specified in the attached Subscription Agreement.

Part I. Qualified Purchaser Status

Individuals:

1.	☐ The Investor described in Exhibit A, Part I above owns at least $5,000,000 of Investments as defined in Part III below.

Corporations, Partnerships, Business Trusts, Limited Liability Companies and Other Entities (Excluding Trusts other than Business Trusts):

2.	☐ The Investor is an entity acting for its own account or the accounts of other qualified purchasers, that: (i) was not formed or reformed for the specific purpose of acquiring the securities offered by the Fund; and (ii) which in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments. [1]

3.	☐ The Investor is a trust: (i) that was not formed or reformed for the specific purpose of acquiring the securities offered by the Fund; and (ii) as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a qualified purchaser or is a natural person who owns at least $5,000,000 of Investments; provided that the Investor makes the additional representations, warranties and covenants listed in footnote 2. [2]

4.	☐ The Investor is a company as defined in Section 2(a)(8) of the 1940 Act [3] that: (i) was not formed or reformed for the specific purpose of acquiring the securities offered by the Fund; (ii) owns not less than $5,000,000 in Investments; and (iii) is owned, directly or indirectly, only by or for (or with respect to any trust, having only such beneficiaries within the list of eligible owners that follows) two (2) or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons (a “Family Company”); provided that the Investor makes the additional representations, warranties and covenants listed in footnote 4. [4]

[1]	See Part III below for the definition of “Investments.” In determining whether a company is a qualified purchaser, there may be included Investments owned by majority-owned subsidiaries of the company, Investments owned by a company (the “Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.
[2]	If the Investor is a qualified purchaser for the reason described in this Part I(3), the Investor hereby represents, warrants and covenants with respect to each trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust that: (i) the Investor is sufficiently familiar with each such person’s regulatory status and/or Investment ownership to make representations on each such person’s behalf; (ii) each such person qualifies as a “qualified purchaser” under one or more of the provisions of this Exhibit B; (iii) the Fund may rely on the Investor’s representations on behalf of each such person hereunder to the same extent as if each such person had completed this Exhibit B; and (iv) the Investor shall permit no direct or indirect changes in trustee status or authorization to make investment decisions on behalf of the trust, or to the settlors or other contributors of assets to the Investor, that at any time would result in any of the representations contained in clauses (i) through (iii) ceasing to be true.
[3]	Section 2(a)(8) of the 1940 Act defines a “company” as “a corporation, a partnership, an association, a joint-stock company, a trust, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee in a case under Title 11 of the United States Code or similar official or any liquidating agent for any of the foregoing, in his capacity as such.”
[4]	If the Investor is a qualified purchaser for the reason described in this Part I(4), the Investor hereby represents, warrants and covenants that the Investor shall permit no direct or indirect changes in the Investor’s beneficial ownership (or to the extent applicable with respect to any trust qualifying hereunder, no such changes in the Investor’s beneficiaries) that at any time would result in the representation contained in Part I(4) ceasing to be true.

Proprietary and Confidential

5.	☐ The Investor is a company in which each beneficial owner of such company’s securities is a qualified purchaser; provided that the Investor makes the additional representations, warranties and covenants listed in footnote 5. [5]

6.	☐ The Investor is a qualified institutional buyer as defined in paragraph (a) of Section 230.144A under the Code of Federal Regulations (the “CFR”), acting for its own account, the account of another qualified institutional buyer or the account of a qualified purchaser provided: (i) a dealer described in paragraph (a)(1)(ii) of Section 230.144A of the CFR owns and invests on a discretionary basis at least $25 million in securities of issuers that are not affiliated persons of the dealer; and (ii) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Section 230.144A of the CFR or a trust fund referred to in paragraph (a)(1)(i)(F) of Section 230.144A of the CFR that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan.

Part II. Other 1940 Act Matters

(a)	The Investor is one of the following:

1.	an “investment company,” as defined in Section 3(a) of the 1940 Act, registered or required to be registered under the 1940 Act; or

2.	a “business development company,” as defined in Section 2(a)(48) of the 1940 Act.

☐ True                    ☐ False

(b)	The Investor would be an “investment company” as defined in Section 3(a) of the 1940 Act if it were not exempt from such definition due to Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

☐ True                    ☐ False

(c)	The Investor was not formed or reformed (as interpreted under the 1940 Act) for the purpose of acquiring Shares of the Fund.

☐ True                    ☐ False

[5]	If the Investor is a qualified purchaser for the reason described in this Part I(5), the Investor hereby represents, warrants and covenants with respect to each beneficial owner of the Investor’s securities (each, a “Beneficial Owner”) that: (i) the Investor is sufficiently familiar with each such Beneficial Owner’s regulatory status and/or Investment ownership to make representations on each such Beneficial Owner’s behalf; (ii) each such Beneficial Owner qualifies as a “qualified purchaser” under one or more of the provisions of this Exhibit B; (iii) the Fund may rely on the Investor’s representations on behalf of each such Beneficial Owner hereunder to the same extent as if each such Beneficial Owner had completed this Exhibit B; and (iv) the Investor shall permit no direct or indirect changes in beneficial ownership in the Investor that at any time would result in any of the representations contained in clauses (i) through (iii) ceasing to be true.

Proprietary and Confidential

(d)	The Investor’s commitment to the Fund is less than forty percent (40%) of the Investor’s assets (including committed capital).

                ☐ True                    ☐ False

(e)	The Investor has made investments prior to the date hereof or intends to make investments in the near future and each beneficial owner of interests in the Investor has shared and will share in the same proportion in each such investment (e.g., no beneficial owner of the Investor may vary its interests in different investments made by or on behalf of the Investor).

☐ True                    ☐ False

(f)	The governing documents of the Investor require that each beneficial owner of the Investor including, but not limited to, shareholders, partners and beneficiaries, participate through his, her or its interest in the Investor in all of the Investor’s investments and that the profits and losses from each such investment are shared among such beneficial owners in the same proportions as all other investments of the Investor. No such beneficial owner may vary his, her or its share of the profits and losses or the amount of his, her or its contribution for any investment made by the Investor.

☐ True                    ☐ False

(g)	The Investor is not managed as a device for facilitating individual investment decisions of its beneficial owners, but rather is managed as a collective investment vehicle (e.g., no beneficial owner of the Investor has the right to “opt out” of an investment or has individual discretion over the amount of his, her or its investment).

☐ True                    ☐ False

(h)	If the Investor answered “False” to any of Part II(c), (d), (e), (f) or (g) above, the Investor hereby makes the representations, warranties and covenants listed in footnote 6. [6]

Part III. Definition of “Investments”

The term “Investments”7 includes:

[6]	The Investor further represents, warrants and covenants with respect to each beneficial owner of the Investor’s securities (each, a “Beneficial Owner”) that: (i) the Investor is sufficiently familiar with each such Beneficial Owner’s regulatory status and/or Investment ownership to make representations on each such Beneficial Owner’s behalf; (ii) each such Beneficial Owner is sufficiently qualified in such Beneficial Owner’s own right to make a direct investment in the Fund under the requirements set forth in this Exhibit B (i.e., as an “accredited investor” and a “qualified purchaser”, in each case, to the extent the Investor meets any such qualification on its own right as indicated herein); (iii) the Fund may rely on the Investor’s representations on behalf of each such Beneficial Owner hereunder to the same extent as if each such Beneficial Owner had completed this Exhibit B; and (iv) the Investor shall permit no direct or indirect changes in beneficial ownership in the Investor that at any time would result in any of the representations contained in clauses (i) through (iii) ceasing to be true or, to the extent the Investor has provided a number of deemed beneficial owners above in Part II(j), that at any time would increase the number provided.
[7]	With respect to an Investor, the aggregate amount of Investments owned will be the Investments’ fair market value on the most recent practicable date, or their cost; provided that: (i) in the case of Commodity Interests (as defined in paragraph 3 of this Part III), the amount of Investments will be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and (ii) in each case, deduct from the amount of Investments owned by the Investor the following amounts, as applicable: (a) the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments owned by the Investor (including, in the case of any joint Investments, any outstanding indebtedness incurred by the spouse to acquire or for the purpose of acquiring the Investments) and (b) in addition to the amount specified in clause (a) of this sentence with respect to a Family Company (described in Part I(4) of this Exhibit B), the amount of outstanding indebtedness incurred by an owner of the Family Company to acquire or for the purpose of acquiring such Investments.

Proprietary and Confidential

1.	Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with the Investor, unless the issuer of such securities is: (A) an investment company, a company that would be an investment company but for an exclusion provided by Sections 3(c)(1) through 3(c)(9) of the U.S. 1940 Act of 1940, as amended, and the rules and regulations promulgated thereunder, or the exemptions provided by Section 270.3a-6 or 270.3a-7 of the CFR, or a commodity pool; (B) a company that files reports pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or has a class of securities that are listed on a “designated offshore securities market” as such term is defined by Regulation S under the Securities Act; or (C) a company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements, provided that such financial statements present the information as of a date within 16 months preceding the date on which the Investor will acquire the securities of the Fund;

2.	Real estate held for investment purposes. Real estate shall not be considered to be held for investment purposes by the Investor if it is used by the Investor or a Related Person (A) for personal purposes or as a place of business, or (B) in connection with the conduct of the trade or business of the Investor or a Related Person, provided that real estate owned by the Investor if the Investor is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. Residential real estate shall not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code, as amended. A “Related Person” means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor or is a spouse of such descendant or ancestor; provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such owner;

3.	Commodity Interests held for investment purposes. “Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities which are traded on or subject to the rules of any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder (the “Commodity Exchange Act”), or any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. A Commodity Interest owned by the Investor who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests in connection with such business may be deemed to be held for investment purposes;

4.	Physical Commodities held for investment purposes. “Physical Commodity” means any physical commodity with respect to which a Commodity Interest is traded on or subject to the rules of any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder or any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. A Physical Commodity owned by the Investor who is engaged primarily in the business of investing, reinvesting, or trading in Physical Commodities in connection with such business may be deemed to be held for investment purposes;

5.	To the extent not securities, financial contracts (as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act) entered into for investment purposes. A financial contract entered into by the Investor who is engaged primarily in the business of investing, reinvesting, or trading in financial contracts in connection with such business may be deemed to be held for investment purposes;

6.	If the Investor is a commodity pool or company that would be an investment company except that it is relying on an exception provided in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, any amounts payable to the Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

Proprietary and Confidential

7.	Cash and cash equivalents (including in currencies other than the U.S. dollar) held for investment purposes, including: (A) bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes; and (B) the net cash surrender value of an insurance policy.

Proprietary and Confidential

EXHIBIT C

PLAN INVESTOR REPRESENTATIONS

The Investor hereby represents and warrants, pursuant to Section 10(o) of the attached Subscription Agreement, as set forth below.

1.            The Investor is not and will not be, for so long as the Investor holds shares of beneficial interest of the Fund, a Benefit Plan Investor (as defined in Section 10(o) of the attached Subscription Agreement).

☐ True	☐ False

2.            The Investor is a non-U.S. plan (established and maintained outside of the United States primarily for the benefit of individuals substantially all of whom are non-residents of the United States).

☐ True	☐ False

3.            The Investor is an “employee benefit plan” that is subject to Title I of ERISA.

☐ True	☐ False

4.            The Investor is an individual retirement account or annuity or other “plan” that is subject to Section 4975 of the Code.

☐ True	☐ False

If the Investor checked “True” to the foregoing question and the Investor is an individual retirement account that is subject to Section 4975 of the Code (an “IRA”), the decision to invest in the Fund is being made by the IRA owner.

☐ True	☐ False

5.            The Investor is an insurance company general account.

☐ True	☐ False

If “True,” the underlying assets of the Investor include the “plan assets” of one or more Benefit Plan Investors that are subject to ERISA or Section 4975 of the Code.

☐ True	☐ False

If “True,” the maximum percentage of the Investor’s assets that may be held by Benefit Plan Investors is ______% (specify maximum percentage). The Investor represents, warrants and covenants that this percentage shall not be exceeded for so long as it holds Shares.

Proprietary and Confidential

6.            The Investor is an entity described in 29 C.F.R. § 2510.3-101(h) of the Plan Asset Regulation (as defined in Section 10(o) of the attached Subscription Agreement) including a group trust which is exempt from taxation pursuant to the principles of Rev. Ruling 81-100; a common or collective trust fund of a bank; or an insurance company separate account (other than a separate account that is maintained solely in connection with fixed contractual obligations of the insurance company under which the amounts payable, or credited, to the plan and to any participant or beneficiary of the plan are not affected in any manner by the investment performance of the separate account).

☐ True	☐ False

If “True,” the underlying assets of the Investor include the “plan assets” of one or more Benefit Plan Investors that are subject to ERISA or Section 4975 of the Code.

☐ True	☐ False

7.            The Investor is an entity, account or other pooled investment fund other than one described in item 5 or 6, above, such as a fund of funds, the underlying assets of which are (or may in the future be (e.g., because of future fundraising)) deemed (under the Plan Asset Regulation) to include “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Section 4975 of the Code.

☐ True	☐ False

If “True,” the maximum percentage of the Investor’s assets that may be held by Benefit Plan Investors is ______% (specify maximum percentage). The Investor represents, warrants and covenants that this percentage shall not be exceeded for so long as it holds Shares.

8.            The Investor is a U.S. “governmental plan” within the meaning of Section 3(32) of ERISA.

☐ True	☐ False

9.            The Investor is a U.S. “church plan” within the meaning of Section 3(33) of ERISA.

☐ True	☐ False

If “True,” has the Investor elected to be subject to ERISA?

☐ Yes	☐ No

10.            The Investor, or any affiliate of the Investor, has discretionary authority or control with respect to the assets of the Fund or provides investment advice for a fee (direct or indirect) with respect to the assets of the Fund.

☐ True	☐ False

For purposes of the foregoing, an “affiliate” of a person or entity includes any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person or entity. “Control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

11.            If the Investor is, or is acting on behalf of, a Plan (as defined in Section 10(o) of the attached Subscription Agreement), the Investor hereby represents and warrants to and agrees with the Fund and the Adviser that:

(a)	The decision to invest the Investor’s assets in the Fund was made on an arm’s-length basis by fiduciaries independent of the Adviser and any placement agent, which fiduciaries (each, a “Plan Fiduciary”) (i) are capable of evaluating investment risks and exercising independent judgment with regard to the Investor’s prospective investment in the Fund, (ii) are duly authorized to make such investment decisions, (iii) are fiduciaries under ERISA and/or the Code or any other U.S. federal, state or local or non-U.S. law substantially similar to ERISA or Section 4975 of the Code (“Similar Law”), as applicable, with respect to the decision to invest in the Fund and (iv) have concluded, after consideration of their fiduciary duties under applicable law, that the investment of assets of the Investor in the Fund is prudent and made in accordance with the governing documents of the applicable Plan and such documents do not prohibit the investment contemplated herein. None of the Adviser or any placement agent or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates have undertaken to provide any advice or recommendation, including, without limitation, in a fiduciary capacity, to the Investor or any Plan Fiduciary in connection with the Investor’s investment in the Fund, and the Investor and the Plan Fiduciary have not relied on any such advice or recommendation of the Adviser or any placement agent or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates in deciding to invest in the Fund;

Proprietary and Confidential

(b)	None of the Adviser or any placement agent or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates have exercised any discretionary authority or control with respect to the Investor’s investment in the Fund, nor have the Adviser or any placement agent or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates rendered investment advice to the Investor based upon the Investor’s investment policies or strategy, overall portfolio composition or diversification;

(c)	(i) The Investor has been informed of and understands the investment objectives and policies of the Fund; (ii) the Investor is aware of the provisions of Section 404 of ERISA or any Similar Law governing the Investor relating to fiduciary duties, including any applicable requirement for diversifying the investments of an employee benefit plan; (iii) the Investor has given appropriate consideration to the facts and circumstances relevant to the investment by such Investor in the Fund and has determined that such investment is reasonably designed, as part of such Investor’s portfolio of investments, to further the purposes of the relevant plan(s); and (iv) the Investor’s investment in the Fund is permissible under the documents governing the investment of its plan assets and under ERISA or Similar Law;

(d)	The terms of the Fund Documents, including all exhibits and attachments thereto, comply with the Investor’s governing instruments and applicable laws governing the Investor, and the Investor will promptly advise the Adviser in writing of any changes in any governing law or any regulations or interpretations thereunder affecting the duties, responsibilities, liabilities or obligations of the Fund, the Adviser or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates;

(e)	The Investor acknowledges and agrees that the Fund does not intend to hold “plan assets” within the meaning of Section 3(42) of ERISA and that none of the Fund, the Adviser or any of their respective affiliates will act as a fiduciary to the Plan under ERISA, the Code or any Similar Law with respect to the Investor’s purchase or retention of Shares in the Fund or the management or operation of the Fund;

(f)	Assuming the assets of the Fund are not “plan assets” within the meaning of Section 3(42) of ERISA, the Investor’s purchase and holding of the Shares will not, to the best of the Investor’s knowledge, be a non-exempt “prohibited transaction” under ERISA or the Code; and

Proprietary and Confidential

(g)	In the case of any Investor subject to Similar Law, the Fund’s assets will not constitute the assets of the Investor, any plan the Investor is acting on behalf of, or any plan whose assets are held by the Investor under the provisions of any applicable law.

Proprietary and Confidential

EXHIBIT D

RULE 506(d) “BAD ACTOR” STATUS

The Investor 1  has not been subject to any Regulation D Rule 506(d) disqualifying event (as enumerated below) and is not subject to any proceeding or event that could result in any such disqualifying event (“Disqualifying Event”).

☐ True	☐ False

Each of the enumerated instances below is a Disqualifying Event for the purposes of the Investor’s response above. The Investor has been subject to a Disqualifying Event if the Investor:

(a)            Has been convicted within ten years of the date hereof of any felony or misdemeanor (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the Securities and Exchange Commission (the “SEC”) or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(b)            Is subject to any order, judgment or decree of any court of competent jurisdiction entered within five years of the date hereof that presently restrains or enjoins the Investor from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(c)            Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) as of the date hereof, bars the Investor from (A) association with an entity regulated by such commission, authority, agency or officer, (B) engaging in the business of securities, insurance or banking or (C) engaging in savings association or credit union activities or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years of the date hereof;

(d)            Is subject to any order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that as of the date hereof (i) suspends or revokes the Investor’s registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on the activities, functions or operations of the Investor or (iii) bars the Investor from being associated with any entity or from participating in the offering of any penny stock;

(e)            Is subject to any order of the SEC entered within five years of the date hereof that presently orders the Investor to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or (ii) Section 5 of the Securities Act;

[1]	For the purposes of this question, references to the “Investor” shall include any person whose interest in, or relationship to, the Investor is deemed to make such person a beneficial owner of the Fund’s voting securities under Exchange Act Rule 13d-3 and within the meaning of Rule 506(d). Under Rule 13d-3, a person is a beneficial owner of a security if, for among other reasons, such person directly or indirectly has or shares (a) the power to vote or to direct the voting of such security and/or (b) the power to dispose of or direct the disposition of such security.

D-1

Proprietary and Confidential

(f)            Is, as of the date hereof, suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(g)            Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years of the date hereof, was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is presently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(h)            Is subject to a United States Postal Service false representation order entered within five years of the date hereof or is presently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

D-2

Proprietary and Confidential

EXHIBIT E

FOR CANADIAN INVESTORS ONLY

1.	The Investor hereby represents, warrants and certifies that he, she or it is an “accredited investor” within the meaning of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or Section 73.3 of the Securities Act (Ontario), as applicable, and that one or more of the categories set forth below directly next to which the Investor or its authorized representative has so indicated correctly and in all respects describes the Investor and the basis upon which the Investor qualifies as an “accredited investor”:

(Please initial or otherwise indicate all that are applicable)

____	(a)	Either:

(i)	a Canadian financial institution, which means:

(A)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(B)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

(ii)	or a Schedule III bank, meaning an authorized foreign bank named in Schedule III of the Bank Act (Canada);

____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

____	(c)	a subsidiary of any person referred to in paragraph (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

____	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

____	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

____	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

____	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

Proprietary and Confidential

____	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

____	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

____	(j)	[Intentionally omitted];

____	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that before taxes but net of any related liabilities, exceeds Cdn. $5,000,000;

____	(k)	[Intentionally omitted];

____	(l)	[Intentionally omitted];

____	(m)	a person, other than an individual or investment fund, that has net assets of at least Cdn. $5,000,000 as shown on its most recently prepared financial statements, but not a person that is created or used solely to subscribe for or hold securities as an accredited investor;

____	(n)	an investment fund that distributes or has distributed its securities only to:

(i)	a person that is or was an accredited investor at the time of the distribution;

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106; or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

____	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

____	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

____	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

Proprietary and Confidential

____	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

____	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

____	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

____	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

____	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries of the trust are the accredited investor’s spouse, a former spouse of the accredited investor, or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

2.	The Investor hereby represents, warrants and certifies that he, she or it is a “permitted client” within the meaning of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations and that one or more of the categories set forth below directly next to which the Investor or its authorized representative has so indicated correctly and in all respects describes the Investor and the basis upon which the Investor qualifies as a “permitted client”:

(Please initial or otherwise indicate all that are applicable)

____	(a)	a Canadian financial institution or a Schedule III bank;

____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

____	(c)	a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;

____	(d)	a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;

____	(e)	a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly owned subsidiary of such a pension fund;

Proprietary and Confidential

____	(f)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (e);

____	(g)	the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

____	(i)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

____	(j)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

____	(k)	a person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

____	(l)	an investment fund if one or both of the following apply:

(i)	the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

(ii)	the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

____	(m)	in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser, as defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

____	(n)	in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser, as defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

____	(o)	an individual who beneficially owns financial assets (being cash, securities, contracts of insurance, deposits, or evidence of a deposit) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds Cdn. $5 million;

____	(p)	a person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

Proprietary and Confidential

____	(q)	a person or company, other than an individual or an investment fund, that has net assets of at least Cdn. $25 million as shown on its most recently prepared financial statements; and

____	(r)	a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) to (q).

Proprietary and Confidential

Annex 1

TRANSFER RESTRICTIONS

This Annex 1 is attached to and made a part of the Subscription Agreement with the Investor, and by signing this Agreement the Investor expressly agrees to be bound by the transfer restrictions contained in this Annex 1. Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

The Investor may not Transfer its Capital Commitment without the express written consent of the Fund, which may be granted or withheld in the sole discretion of the Fund.

Transfers of Shares may be made (i) only in transactions exempt from, or not subject to, the registration requirements of the Securities Act and (ii) upon receipt of approval of such Transfer by the Fund, which may be granted or withheld in the sole discretion of the Fund. Specifically, the Fund may deny a Transfer (x) if the creditworthiness of the proposed transferee, as determined by the Fund in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be Fund Counsel) satisfactory in form and substance to the Fund:

•	such Transfer does not violate the Securities Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Fund or the Shares to be Transferred;

•	in the case of a Transfer to a “benefit plan investor” (as defined in Section 3(42) of ERISA), such Transfer would not be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code; and

•	such transfer would not cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code.

Any person that acquires all or any portion of the Shares of the Investor in a Transfer permitted under this Annex 1 shall be obligated to pay to the Fund the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Fund, it shall remain liable for its Capital Commitment prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

The Fund shall not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to such transferor, unless the Fund shall have given its prior written consent thereto and there shall have been filed with the Fund a dated notice of such Transfer, in form satisfactory to the Fund, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (1) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (2) represents that such Transfer was made in accordance with this Subscription Agreement, the Fund Documents and all applicable laws and regulations applicable to the transferee and the transferor.

Annex 1